                                                                   EXHIBIT 10.41

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                                          Published CUSIP Number:
                                                                  --------------








                                CREDIT AGREEMENT

                         Dated as of September 27, 2004

                                      among

                           ODYSSEY RE HOLDINGS CORP.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager





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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS........................ 1
     Section 1.01.    Defined Terms........................................... 1
     Section 1.02.    Other Interpretive Provisions...........................22
     Section 1.03.    Accounting Terms........................................23
     Section 1.04.    Rounding................................................23
     Section 1.05.    Times of Day............................................23
     Section 1.06.    Letter of Credit Amounts................................23
ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS...................24
     Section 2.01.    Revolving Loans.........................................24
     Section 2.02.    Borrowings, Conversions and Continuations of
                      Revolving Loans.........................................24
     Section 2.03.    Letters of Credit.......................................25
     Section 2.04.    Term Out................................................35
     Section 2.05.    Prepayments.............................................36
     Section 2.06.    Termination or Reduction of Commitments.................36
     Section 2.07.    Repayment of Loans......................................37
     Section 2.08.    Interest................................................37
     Section 2.09.    Fees....................................................37
     Section 2.10.    Computation of Interest and Fees........................38
     Section 2.11.    Evidence of Debt........................................38
     Section 2.12.    Payments Generally; Administrative Agent's Clawback.....39
     Section 2.13.    Sharing of Payments by Lenders..........................40
     Section 2.14.    Extension of Maturity Date..............................41
     Section 2.15.    Increase in Commitments.................................43
ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY..................44
     Section 3.01.    Taxes...................................................44
     Section 3.02.    Illegality..............................................46
     Section 3.03.    Inability to Determine Rates............................46
     Section 3.04.    Increased Costs.........................................46
     Section 3.05.    Compensation for Losses.................................48
     Section 3.06.    Mitigation Obligations; Replacement of Lenders..........49
     Section 3.07.    Survival................................................49
ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS...............49
     Section 4.01.    Conditions of Initial Credit Extension..................49
     Section 4.02.    Conditions to all Credit Extensions.....................51
ARTICLE V.            REPRESENTATIONS AND WARRANTIES..........................51
     Section 5.01.    Existence, Qualification and Power; Compliance
                      with Laws...............................................51
     Section 5.02.    Authorization; No Contravention.........................52
     Section 5.03.    Governmental Authorization; Other Consents..............52
     Section 5.04.    Binding Effect..........................................52
     Section 5.05.    Financial Statements; No Material Adverse Effect........52
     Section 5.06.    Litigation..............................................53
     Section 5.07.    No Default..............................................53

     Section 5.08.    Ownership of Property; Liens............................53
     Section 5.09.    Insurance...............................................54
     Section 5.10.    Taxes...................................................54
     Section 5.11.    ERISA Compliance........................................54
     Section 5.12.    Subsidiaries; Equity Interests..........................55
     Section 5.13.    Margin Regulations; Investment Company Act;
                      Public Utility Holding Company Act......................55
     Section 5.14.    Disclosure..............................................55
     Section 5.15.    Compliance with Laws....................................56
     Section 5.16.    Solvent.................................................56
     Section 5.17.    Licenses................................................56
     Section 5.18.    Reinsurance Agreements..................................56
ARTICLE VI.           AFFIRMATIVE COVENANTS...................................57
     Section 6.01.    Financial Statements....................................57
     Section 6.02.    Certificates; Other Information.........................58
     Section 6.03.    Notices.................................................60
     Section 6.04.    Payment of Obligations..................................61
     Section 6.05.    Preservation of Existence, Etc..........................62
     Section 6.06.    Maintenance of Properties...............................62
     Section 6.07.    Maintenance of Insurance................................62
     Section 6.08.    Compliance with Laws....................................62
     Section 6.09.    Books and Records.......................................62
     Section 6.10.    Inspection Rights.......................................63
     Section 6.11.    Use of Proceeds.........................................63
     Section 6.12.    Dividends...............................................63
     Section 6.13.    Ownership of Insurance Subsidiaries.....................63
ARTICLE VII.          NEGATIVE COVENANTS......................................63
     Section 7.01.    Liens...................................................63
     Section 7.02.    Investments.............................................65
     Section 7.03.    Indebtedness............................................65
     Section 7.04.    Merger; Consolidation; Disposition of Assets............66
     Section 7.05.    Restricted Payments.....................................67
     Section 7.06.    Change in Nature of Business............................67
     Section 7.07.    Transactions with Affiliates............................67
     Section 7.08.    Certain Amendments......................................67
     Section 7.09.    Burdensome Agreements...................................68
     Section 7.10.    Use of Proceeds.........................................68
     Section 7.11.    Fiscal Year.............................................68
     Section 7.12.    Pari Passu..............................................68
     Section 7.13.    Reinsurance Agreements..................................68
     Section 7.14.    Financial Covenants.....................................68
ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES..........................69
     Section 8.01.    Events of Default.......................................69
     Section 8.02.    Remedies Upon Event of Default..........................71
     Section 8.03.    Application of Funds....................................72

ARTICLE IX.           ADMINISTRATIVE AGENT....................................73
     Section 9.01.    Appointment and Authority...............................73
     Section 9.02.    Rights as a Lender......................................73
     Section 9.03.    Exculpatory Provisions..................................73
     Section 9.04.    Reliance by Administrative Agent........................74
     Section 9.05.    Delegation of Duties....................................75
     Section 9.06.    Resignation of Administrative Agent.....................75
     Section 9.07.    Non-Reliance on Administrative Agent and Other Lenders..76
     Section 9.08.    No Other Duties, Etc....................................76
     Section 9.09.    Administrative Agent May File Proofs of Claim...........76
ARTICLE X.            MISCELLANEOUS...........................................77
     Section 10.01.   Amendments, Etc.........................................77
     Section 10.02.   Notices; Effectiveness; Electronic Communication........78
     Section 10.03.   No Waiver; Cumulative Remedies..........................79
     Section 10.04.   Expenses; Indemnity; Damage Waiver......................80
     Section 10.05.   Payments Set Aside......................................81
     Section 10.06.   Successors and Assigns..................................82
     Section 10.07.   Treatment of Certain Information; Confidentiality.......86
     Section 10.08.   Right of Set-off........................................86
     Section 10.09.   Interest Rate Limitation................................87
     Section 10.10.   Counterparts; Integration; Effectiveness................87
     Section 10.11.   Survival of Representations and Warranties..............87
     Section 10.12.   Severability............................................87
     Section 10.13.   Replacement of Lenders..................................88
     Section 10.14.   Governing Law; Jurisdiction; Etc........................88
     Section 10.15.   Waiver Jury Trial.......................................89
     Section 10.16.   USA PATRIOT Act Notice..................................90

SIGNATURES...................................................................S-1

SCHEDULES

         1.01     Existing Letters of Credit
         2.01     Commitments and Applicable Percentages
         5.05     Supplement to Interim Financial Statements
         5.10     Tax Sharing Agreements
         5.12     Subsidiaries and Other Equity Investments
         5.17     Licenses
         5.18     Reinsurance Agreements
         7.01     Existing Liens
         7.03     Existing Indebtedness
         7.07     Transactions with Affiliates
         10.02    Administrative Agent's Office, Certain Addresses for Notices



EXHIBITS
                  FORM OF

         A        Revolving Loan Notice
         B        Revolving Note
         C        Compliance Certificate
         D        Assignment and Assumption
         E        Security Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of September 27, 2004, among ODYSSEY RE HOLDINGS CORP, a Delaware corporation (the "Borrower"), ODYSSEY AMERICA REINSURANCE CORPORATION, a Connecticut corporation ("OARC"), CLEARWATER INSURANCE COMPANY, a Delaware corporation, HUDSON INSURANCE COMPANY, a Delaware corporation, HUDSON SPECIALTY INSURANCE COMPANY, a New York corporation, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

         The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

         "Additional Commitment Lender" has the meaning specified in Section 2.14(d).

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement.

         "A.M. Best" means A.M. Best Company, Inc. and any successor thereto.

         "Annual Statement" means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith, prepared in accordance with Statutory Accounting Practices. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 2003 Annual Statements for the applicable Insurance Subsidiary. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2003 Annual Statement of the Insurance Subsidiary.

         "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means a per annum rate equal to:

         (a)      with respect to Base Rate Loans, 0%;

         (b) with respect to Eurodollar Rate Loans and Unsecured Letters of Credit, 1.250%; and

         (c)      with respect to the Commitment Fee, 0.225%.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Asset Disposition" has the meaning specified in Section 7.04(b).

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved form approved by the Administrative Agent.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Auto-Extension Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrower Materials" has the meaning specified in Section 6.02.

         "Borrower Reinsurance Agreement" means any arrangement whereby any Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.

         "Borrowing" means a Revolving Borrowing.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar

Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Equity Interests that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time) other than Fairfax, directly or indirectly, of 25% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

         (c) Fairfax shall fail to own more than 50% of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower; or

         (d) any Change of Control (as defined in any other Indebtedness of the Borrower or any of its Subsidiaries) shall occur.

         "Clearwater" means Clearwater Insurance Company (formerly Odyssey Reinsurance Corporation), a Delaware corporation.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral Agent" means Bank of America, N.A..

         "Collateral Coverage Percentage" means the following percentages based upon the A.M. Best Financial Strength Rating set forth below:

                                               APPLICABLE COLLATERAL COVERAGE PERCENTAGES BASED UPON A.M. BEST
                                                                  FINANCIAL STRENGTH RATING
                                           -----------------------------------------------------------------------
COLLATERAL DESCRIPTION                                A- OR BETTER                        LOWER THAN A-
-----------------------------------------------------------------------------------------------------------------
CASH                                                      100%                                 90%
-----------------------------------------------------------------------------------------------------------------
NEGOTIABLE DEBT OBLIGATIONS ISSUED BY                      90%                                 80%
THE U.S. TREASURY DEPARTMENT OR BACKED
BY THE FULL FAITH AND CREDIT OF THE U.S.
TREASURY
-----------------------------------------------------------------------------------------------------------------
NEGOTIABLE DEBT OBLIGATIONS ISSUED BY                      80%                                 70%
U.S. FEDERAL AGENCIES
-----------------------------------------------------------------------------------------------------------------

         "Collateral Deficiency" has the meaning specified in Section
2.03(m)(ii).

         "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, and in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Commitment Fee" has the meaning specified in Section 2.09(a).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated Indebtedness" means, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of calculating the Total Debt to Capitalization Ratio, the aggregate amount of Convertible Debt shall be excluded from the calculation of Consolidated Indebtedness.

         "Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income on a consolidated income statement of the Borrower and each of its Subsidiaries for such period.

         "Consolidated Net Worth" means, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP but excluding any preferred stock or other class of Equity Interest that, by its stated terms (or by the terms of any class of Equity Interest issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part and excluding the effect of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

         "Contingent Obligation" means, as to any Person (without duplication), any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit (excluding any letter of credit supporting reinsurance liabilities to the extent of reserves established under GAAP) or other obligation (the "primary obligations") of another person (the "primary obligor") including (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract; provided, however, that obligations of each of the Insurance Subsidiaries under Insurance Agreements or Borrower Reinsurance Agreements which are entered into the ordinary course of business (including security posted by each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Obligations of such Insurance Subsidiary or the Borrower for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Obligations shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Convertible Debt" means the 4.375% Convertible Senior Debentures due 2022, dated June 18, 2002, in the initial aggregate amount of $110,000,000, and which are outstanding on the Closing Date.

         "Conversion Amount" has the meaning specified in Section 2.04(a).

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Crum & Forster" means Crum & Forster Holdings Corp., a Delaware corporation.

         "Debt Rating" means, as of any date of determination, the rating as determined by S&P of the Borrower's non-credit enhanced, senior unsecured long-term debt.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means(a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA

Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

         (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending

Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 3.01(a).

         "Existing Letters of Credit" means those Letters of Credit set forth on
Schedule 1.01.

         "Existing Maturity Date" has the meaning specified in Section 2.14(a).

         "Fairfax" means Fairfax Financial Holdings Limited, a Canada corporation.

         "Fair Market Value" means, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated June 14, 2004 among the Borrower, the Administrative Agent and the Arranger.

         "Financial Strength Rating" means the opinion by A.M. Best of OARC's ability to meet its obligations to its policyholders.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Granting Lender" has the meaning specified in Section 10.06(h).

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that a Guarantee shall exclude (A) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of such Person's business, and (B) obligations under indemnities in the ordinary course of such Person's business (including, without limitation, pursuant to contracts of insurance or reinsurance issued or assumed by such Person) or under stock purchase or asset purchase or sale agreements, or which do not cover Indebtedness of the type described in clauses (a) through (h) of the definition of Indebtedness. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Historical Statutory Statements" has the meaning specified in Section 5.05(c).

         "Hudson" Hudson Insurance Company, a Delaware corporation.

         "Hudson Specialty" Hudson Specialty Insurance Company, a New York corporation.

         "Increase Effective Date" has the meaning specified in Section 2.15(d).

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c)  net obligations of such Person under any Swap Contract;

         (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f)  capital leases and Synthetic Lease Obligations;

         (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

         (h)  all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitees" has the meaning specified in Section 10.04(b).

         "Insurance Agreement" means all contracts of insurance issued by an Insurance Subsidiary.

         "Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

         "Insurance Subsidiary" means any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of OARC, Clearwater, Hudson and Hudson Specialty.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date if a Revolving Loan and the Term Loan Maturity Date if a Term Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date if a Revolving Loan and the Term Loan Maturity Date if a Term Loan.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:

         (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (iii) (a) for Revolving Loans, no Interest Period shall extend beyond the Maturity Date and (b) for Term Loans, no Interest Period shall extend beyond the Term Loan Maturity Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of such issuance.

         "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Letter of Credit Obligor or in favor of the L/C Issuer and relating to any such Letter of Credit.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

         "L/C Collateral" means (i) cash, (ii) negotiable debt obligations issued by the U.S. Treasury Department or backed by the full faith and credit of the U.S. Treasury or (iii) negotiable debt obligations issued by U.S. federal agencies, provided such collateral is (x) capable of being marked-to-market on a weekly basis and (y) subject to a perfected, first priority Lien in favor of the Collateral Agent for the benefit of the L/C Issuer and the Lenders.

         "L/C Collateral Balance" means, with respect to each Secured Letter of Credit, the sum of the Collateral Value of each type of L/C Collateral securing such Secured Letter of Credit multiplied by the Collateral Coverage Percentage for such type of L/C Collateral. For purposes hereof, the "Collateral Value" of government or agency obligations or bonds shall be determined from the most recent closing bid price for such obligations or bonds obtained from the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select. If such closing bid price is not available in the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select, the Collateral Value shall be the value quoted to the Administrative Agent by a reputable brokerage firm selected by the Administrative Agent.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

         "Letter of Credit Obligors" means the Borrower, OARC, Clearwater, Hudson and Hudson Specialty and certain other Insurance Subsidiaries.

         "Letter of Credit Sublimit" means an amount equal to $65,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

         "License" has the meaning specified in Section 5.18.

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan or a Term Loan, as applicable.

         "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, and all other documents executed and delivered by Borrower to the Administrative Agent, the Collateral Agent or any Lender in connection therewith.

         "Loan Parties" means, collectively, the Borrower and each Letter of Credit Obligor.

         "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Maturity Date" means the later of (a) September 27, 2005 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section.

         "Mortgage Backed Securities" means investment securities representing any undivided interest or participation in or which are secured by, a pool of loans secured by mortgages or deeds of trust.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Non-Extending Lender" has the meaning specified in Section 2.14(b).

         "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

         "Northbridge Financial" means Northbridge Financial Corporation, a Canada corporation.

         "Note" means either a Revolving Loan Note or a Term Loan Note, as the context requires.

         "Notice Date" has the meaning specified in Section 2.14(b).

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount" means (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

         "Participant" has the meaning specified in Section 10.06(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Platform" has the meaning specified in Section 6.02.

         "Private Placement Debt" means the indebtedness of the Borrower (a) in the aggregate original principal amount of $100,000,000 under its senior notes designated "7.49% Senior Notes Due November 30, 2006", each payable in accordance with the respective terms of such notes and Note Purchase Agreement entered into with respect thereto and (b) in the aggregate original principal amount of $225,000,000 under its senior notes designated "7.65% Senior Notes Due 2013", each payable in accordance with the respective terms of such notes and Note Agreements entered into with respect thereto.

         "Public Lender" has the meaning specified in Section 6.02.

         "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the Insurance Regulatory Authority of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such Insurance Regulatory Authority to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such Insurance Regulatory Authority to be disclosed therein, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith, prepared in accordance with Statutory Accounting Practices.

         "Reinsurance Agreement" means any agreement, contract, treaty, certificate of other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance or reinsurance issued by such Insurance Subsidiary.

         "Register" has the meaning specified in Section 10.06(c).

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Revolving Loan" has the meaning specified in Section 2.01.

         "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit B.

         "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing,
(b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "S&P" means Standard & Poor's Insurance Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Secured Letter of Credit" means a Letter of Credit issued hereunder other than an Existing Letter of Credit.

         "Security Agreement" means a Pledge and Security Agreement executed by the Borrower and each of the Letter of Credit Obligors in favor of the Collateral Agent, substantially in the form of Exhibit E.

         "Solvent" means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

         "SPC" has the meaning specified in Section 10.06(h).

         "Statutory Accounting Practices" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

         "Statutory Surplus" means the total amount shown as "surplus as regards policyholders" on line 35, column 1, page 3 of the Annual Statement of OARC.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Surplus Relief Reinsurance Agreement" means any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Term Loan" has the meaning specified in Section 2.04(a).

         "Term Loan Maturity Date" means the date that is 12 months after the Maturity Date.

         "Term Loan Note" has the meaning specified in Section 2.04(b).

         "Term Out Notice" has the meaning specified in Section 2.04(a).

         "Term Out Premium" has the meaning specified in Section 2.04(c).

         "Total Debt to Capitalization Ratio" means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth, each as of such date; provided, however, for purposes of calculating the Total Debt to Capitalization Ratio, only the amount of any outstanding claim against any of the Guarantees set forth in items 1, 2 and 3 on Schedule 7.03 which has not been indemnified and paid by Fairfax within 10 days after such claim is made against any of such Guarantees shall be included in the calculation of Consolidated Indebtedness.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Unsecured Letter of Credit" means each Existing Letter of Credit.

         "Wholly Owned Subsidiary" means any Person in which (other than directors' qualifying shares or similar interests required by law) 100% of the Equity Interests of each class having ordinary voting power, and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more Wholly Owned Subsidiaries, or both.

         SECTION 1.02. OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder" and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and

(vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         SECTION 1.03.  ACCOUNTING TERMS.

         (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or Statutory Accounting Practices, as the case may be, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) Changes in GAAP or Statutory Accounting Practices. If at any time any change in GAAP or Statutory Accounting Practices, as the case may be, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or Statutory Accounting Practices, as the case may be, (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or Statutory Accounting Practices, as the case may be, prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or Statutory Accounting Practices, as the case may be.

         SECTION 1.04. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         SECTION 1.05. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         SECTION 1.06. LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to mean be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         SECTION 2.01. REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         SECTION 2.02. BORROWINGS, CONVERSIONS AND CONTINUATIONS OF REVOLVING LOANS.

         (a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans.

         SECTION 2.03.  LETTERS OF CREDIT.

         (a)  The Letter of Credit Commitment.

              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Letter of Credit Obligors, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and
(B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Letter of Credit Obligors and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Letter of Credit Obligor for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Letter of Credit Obligor that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Letter of Credit Obligor's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Letter of Credit Obligors may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit (other than an Existing Letter of Credit) shall be a Secured Letter of Credit; provided however that each such Secured Letter of Credit shall comply with the provisions of Section 2.03(m) hereof throughout the entire term of such Letter of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                (ii)   The L/C Issuer shall not issue any Letter of Credit, if:

                       (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                       (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                       (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                       (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                       (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $200,000;

                       (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                       (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                       (F)  a default of any Lender's obligations to fund under
                Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Letter of Credit Obligor or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Letter of Credit Obligor delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Letter of Credit Obligor. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit

(which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Letter of Credit Obligor shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Letter of Credit Obligor and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Letter of Credit Obligor or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                (iii) If the Letter of Credit Obligor so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Letter of Credit Obligor shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or clause (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required


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

Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Letter of Credit Obligor that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Letter of Credit Obligor and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)    Drawings and Reimbursements; Funding of Participations.

                (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Letter of Credit Obligor which requested the issuance of such Letter of Credit and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), such Letter of Credit Obligor shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If such Letter of Credit Obligor fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Letter of Credit Obligor for whose account that such Letter of Credit was issued shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Letter of Credit Obligor or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in
Section 4.02 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of such Letter of Credit Obligor to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)    Repayment of Participations.

                (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Letter of Credit Obligor or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Obligations Absolute. The obligation of each Letter of Credit Obligor to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for such Letter of Credit Obligor's account and the obligation of each Letter of Credit Obligor to repay each L/C Borrowing with respect to each Letter of Credit issued for such Letter of Credit Obligor's account shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Letter of Credit Obligor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Letter of Credit Obligor.

         The Letter of Credit Obligor shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any


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

claim of noncompliance with the Letter of Credit Obligor's instructions or other irregularity, the Letter of Credit Obligor will immediately notify the L/C Issuer. Such Letter of Credit Obligor shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and each Letter of Credit Obligor agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Letter of Credit Obligor hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Letter of Credit Obligor from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Letter of Credit Obligor may have a claim against the L/C Issuer, and the L/C Issuer may be liable to a Letter of Credit Obligor, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Letter of Credit Obligor which such Letter of Credit Obligor proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash or Cash Collateral. Upon the request of the Administrative Agent, (i) if, an Event of Default has occurred and is continuing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately (A) Cash Collateralize the then Outstanding Amount of all L/C Obligations or (B) otherwise fully secure the then Outstanding Amount of all L/C Obligations by delivering to the Collateral Agent L/C Collateral in an amount equal to the Collateral Value of such L/C Collateral multiplied by the Collateral Coverage Percentage for such type of L/C Collateral. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders); provided that such cash shall be multiplied by the applicable Collateral Coverage Percentage. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Letter of Credit Obligor when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

         (i) Letter of Credit Fees. Each Letter of Credit Obligor shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee")
(i) for each Secured Letter of Credit issued for such Letter of Credit Obligor's account equal to .30 of 1% per annum times the daily maximum amount available to be drawn under such Secured Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) for each Unsecured Letter of Credit issued for such Letter of Credit Obligor's account equal to the Applicable Rate times the daily maximum amount available to be drawn under such Unsecured Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Unsecured Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. For purposes of calculating the Letter of Credit Fee, for any day that there is a Collateral Deficiency with respect to a Secured Letter of Credit such Secured Letter of Credit will be deemed to be an Unsecured Letter of Credit on such day.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Letter of Credit Obligor shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Letters of Credit Issued for Letter of Credit Obligors that are Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder may be in support of any obligations of, or is for the account of, a Letter of Credit Obligor that is a Subsidiary, the Borrower shall be jointly and severally obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Letter of Credit Obligors that are Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

         (m)    Secured Letters of Credit.

                (i) Prior to the issuance of each Secured Letter of Credit, the Letter of Credit Obligor shall have pledged and deposited with or delivered to the Collateral Agent for the benefit of the L/C Issuer and the Lenders (or otherwise subject to a custodial agent control agreement or other agreement by which the Collateral Agent has a perfected first Lien in the L/C Collateral), L/C Collateral for each such Secured Letter of Credit pursuant to documentation in form and substance satisfactory to the Collateral Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). The L/C Collateral Balance for each such Secured Letter of Credit shall be no less than the face amount of such Secured Letter of Credit. To the extent that the L/C Obligor of such Secured Letter of Credit has not (A) delivered L/C Collateral consisting of certificated securities or instruments into the possession of the Collateral Agent to the extent such securities or instruments are not book-entry instruments, (B) obtained the written agreement of any bailee or securities intermediary in form and substance satisfactory to the Collateral Agent with respect to any L/C Collateral, or (C) taken any other action required by the Collateral Agent with respect to the L/C Collateral, the Administrative Agent, in its sole discretion, may exclude from the calculations of L/C Collateral Balance, the Collateral Value of any such L/C Collateral until the Letter of Credit Obligor has complied with this Section 2.03(m)(i) to the sole satisfaction of the Administrative Agent. Each Letter of Credit Obligor hereby grants to the Collateral Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all L/C Collateral and all proceeds of the foregoing to secure all obligations of such Letter of Credit Obligor hereunder in respect of Secured Letters of Credit issued for such Letter of Credit Obligor's account.

                (ii) If, at any time, (A) the L/C Collateral Balance for any Secured Letter of Credit is less than the face amount of such Secured Letter of Credit (a "Collateral Deficiency"), the Letter of Credit Obligor in respect of such Secured Letter of Credit shall no later than fourteen (14) days from the date of notice thereof by the Administrative Agent, pledge additional L/C Collateral to cure such Collateral Deficiency. If such Letter of Credit Obligor fails to pledge additional L/C Collateral for such Secured Letter of Credit within the time provided above, the Administrative Agent may immediately (A) designate such Secured Letter of Credit an Unsecured Letter of Credit and (B) exercise its rights and remedies set forth in Section 8.02(b) hereof, including without limitation, liquidating all or part of the L/C Collateral for such Secured Letter of Credit.

                (iii) The Collateral Agent shall deliver to the Administrative Agent for the benefit of the L/C Issuer and the Lenders, no later than 3 p.m. Dallas, Texas time on the Monday of each week, with respect to each Secured Letter of Credit, a report listing the L/C Collateral Balance for such Secured Letter of Credit as of the Friday of the prior week.

         SECTION 2.04.  TERM OUT.

         (a) Term-Out Option. On the Maturity Date, provided that (i) no Default or Event of Default shall have occurred and be continuing on the Maturity Date, (ii) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents which are qualified as to materiality are true and correct, and such representations and warranties which are not qualified as to materiality are true and correct in all material respects, in each case on and as of the Maturity Date, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (iii) the Term Out Premium is paid on the Maturity Date, the Borrower shall have the option (which shall not require the consent of any Lender) to convert all or a portion of the Revolving Loans outstanding on the Maturity Date to term loans (the "Term Loans"); provided, however, that the aggregate amount of the Revolving Loans that may be converted to Term Loans shall not be less than $5,000,000. Such election must be made no sooner than 45 days prior to the Maturity Date, and no later than 35 days prior to the Maturity Date (or such shorter period as agreed to by the Administrative Agent), by written notice to the Administrative Agent of the election of such conversion (the "Term Out Notice") in accordance with the terms of Section 10.02 hereof specifying the principal amount of the Revolving Loans which the Borrower desires to convert to Term Loans (the "Conversion Amount"). Promptly following its receipt of the Term Out Notice, the Administrative Agent shall send a copy of the Term Out Notice to each of the Lenders.

         (b) Term Loans. Prior to the Maturity Date, to the extent requested by each Lender in connection with the conversion of the Revolving Loans to Term Loans, the Borrower shall execute and deliver new promissory notes to each Lender in the form required by the Administrative Agent (the "Term Notes"). If the Borrower has given the Term Out Notice, the lesser of (i) the Conversion Amount and (ii) the Revolving Loans outstanding on the Maturity Date shall automatically convert to Term Loans on the Maturity Date with each Lender being deemed to have made its Applicable Percentage of such Term Loans, and the Administrative Agent shall promptly notify each Lender of the principal amount thereof. The principal amount of the Term Loans shall be due and payable on the Term Loan Maturity Date, unless such Term Loans shall sooner become due and payable pursuant to Section 8.02 or as otherwise provided in this Agreement. The Term Loans shall be either Eurodollar Rate Loans or Base Rate Loans, with interest accruing and being paid in the same manner as Revolving Loans, and with the Term Loans to be designated as, continued as, or converted into Eurodollar Rate Loans in the same manner as Revolving Loans could be designated as, continued as, or converted into Eurodollar Rate Loans or Base Rate Loans as provided in Section 2.02.

         (c) Term Out Premium. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a fee (the "Term Out Premium") equal to 0.25% times the outstanding aggregate principal amount of Revolving Loans that are converted to Term Loans on the Maturity Date pursuant to this Section 2.04. The Term Out Premium shall be due and payable on the Maturity Date.

         SECTION 2.05.  PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

         (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         SECTION 2.06. TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to such Lender's

Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         SECTION 2.07.  REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) The Borrower shall repay to the Lenders on the Term Loan Maturity Date the aggregate amount of Term Loans outstanding on such date.

         SECTION 2.08.  INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         SECTION 2.09. FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.03 and subsection (c) of Section 2.04:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the "Commitment Fee") equal to 0.225% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         SECTION 2.10. COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.11.  EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender

(through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         SECTION 2.12.  PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

         (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's

Revolving Loan included in such Revolving Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 10.04(c).

         (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         SECTION 2.13. SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:

                (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         SECTION 2.14.  EXTENSION OF MATURITY DATE.

         (a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), not earlier than 45 days and not later than 35 days prior to the Maturity Date then in effect hereunder (the "Existing Maturity Date"), request that each Lender extend such Lender's Maturity Date for an additional 364 days from the Existing Maturity Date.

         (b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Existing Maturity Date and not later than the date (the "Notice Date"), that is 20 days prior to the Existing Maturity Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a "Non-Extending Lender") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice
Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

         (c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender's determination under this Section no later than the date 15 days prior to the Existing Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

         (d) Additional Commitment Lenders. The Borrower shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") as provided in
Section 10.13, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

         (e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall, in the aggregate, equal or exceed $100,000,000, then, effective as of the Existing Maturity Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

         (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

                (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

                (ii) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents that are qualified as to materiality are true and correct, and such representations and warranties which are not qualified as to materiality are true and correct in all material respects, in each case on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                (iii) on the Maturity Date of each Non-Extending Lender, the Borrower shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date.

         (g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

         SECTION 2.15.  INCREASE IN COMMITMENTS.

         (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $35,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) upon the increase of the Aggregate Commitments to a total amount in excess of $100,000,000, Bank of America's Commitment shall be decreased by $5,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

         (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

         (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

         (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Document which are qualified as to materiality are true and correct, and the representations and warranties which are not qualified as to materiality are true and correct in all material respects, in each case on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and
(B) no Default exists. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

         (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.


                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         SECTION 3.01.  TAXES.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

                (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         SECTION 3.02. ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Revolving Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

         SECTION 3.03. INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

         SECTION 3.04.  INCREASED COSTS.

         (a)    Increased Costs Generally.  If any Change in Law shall

                (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

                (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, or the L/C Issuer hereunder (whether of principal, interest or any other amount) then upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

         (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

         SECTION 3.05. COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         SECTION 3.06.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

         SECTION 3.07.  SURVIVAL. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         SECTION 4.01. CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

                (i) executed counterparts of this Agreement and the Security Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                (ii) a Revolving Note executed by the Borrower in favor of each Lender requesting a Revolving Note;

                (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each other Letter of Credit Obligor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                (v) a favorable opinion of (x) Donald L. Smith, counsel to the Borrower, OARC and Clearwater and (y) Peter H. Lovell, counsel to Hudson and Hudson Specialty, each addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and
(b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                (viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of the Borrower; and

                (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (d) The Closing Date shall have occurred on or before September 30, 2004.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         SECTION 4.02. CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith which are qualified as to materiality shall be true and correct, and the representations and warranties which are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

         (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         SECTION 5.01. EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.02. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.03. GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         SECTION 5.04. BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         SECTION 5.05.  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

         (c) The Borrower has heretofore furnished to the Administrative Agent copies of the Annual Statements of each of the Insurance Subsidiaries as of December 31, 2003, and the Quarterly Statements of each of the Insurance Subsidiaries as of June 30, 2004, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Practices, were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities, and obligations, are in its possession and are true, correct and complete in all material respects.

         (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.06. LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.07. NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         SECTION 5.08. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         SECTION 5.09. INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, except as could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10. TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or Statutory Accounting Practices, as applicable. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Except as set forth in Schedule 5.10, neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

         SECTION 5.11.  ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c)    (i)    No ERISA Event has occurred or is reasonably expected to
occur; (ii) no Pension Plan has (x) failed to meet the minimum funding requirements of Section 412 of the Code or (y) any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a

Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         SECTION 5.12. SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part
(a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens. Other than (i) stock and other instruments traded on national exchanges and (ii) equity investments in a corporation or an entity totaling less than 10% of outstanding Equity Interests of such corporation or entity, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.12. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

         SECTION 5.13. MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         SECTION 5.14. DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


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         SECTION 5.15.  COMPLIANCE WITH LAWS.  Each of the Borrower and each
Subsidiary is in compliance in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which
(a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.16. SOLVENT. The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.

         SECTION 5.17. LICENSES. Schedule 5.17 lists, with respect to each Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of proceeding for suspension, revocation or limitation or any similar proceedings. To the Borrower's knowledge, there is no sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Insurance Subsidiary transacts as of the Closing Date any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 5.18, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction, where such conduct could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.18.  REINSURANCE AGREEMENTS.

         (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 2003 as updated by Schedule F to the June 30, 2004 financial statements, there are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. (i) Each Reinsurance Agreement is in full force and effect; (ii) none of the Insurance Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in breach of or default under any such contract; and (iii) the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated, except to the extent in the case of clauses (i), (ii) and (iii) immediately preceding where such failure to be in full force or effect or such breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual or Quarterly Statement at the time prepared, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth on
Schedule 5.18, each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date either: (i) has a rating of "A-" or better by A.M. Best or S&P or (ii) has


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provided collateral in favor of the applicable Insurance Subsidiary of the type and in an amount described in Schedule 5.18.

         (b) Except as set forth on Schedule 5.18, there are no Reinsurance Agreements or Insurance Agreements between the Borrower or any of its Subsidiaries and Affiliates (other than the Borrower and its Subsidiaries.)

         (c) As of the Closing Date, no Insurance Subsidiary has any reinsured obligations under any Surplus Relief Reinsurance Agreement.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

         SECTION 6.01. FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

         (c) upon the earlier of (i) fifteen (15) days after the regulatory filing date or (ii) sixty-five (65) days after the end of each fiscal year, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed


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

with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

         (d) upon the earlier of (i) ten (10) days after the regulatory filing date or (ii) sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

         (e) promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2004, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

         SECTION 6.02. CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

         (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them, in each case where such reports, letters or recommendations are Material;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other Material report or Material communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (d) promptly after the furnishing thereof, copies of any Material statement or Material report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise


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required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

         (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof and where Borrower in its reasonable discretion determines that such investigation, possible investigation or other inquiry is Material;

         (f) promptly upon the sending or filing thereof, copies of any "internal control" letter filed by or on behalf of the Borrower or any of its Subsidiaries with any Insurance Regulatory Authority which is Material;

         (g) within sixty (60) days of a request of the Administrative Agent at the direction of the Required Lenders (which absent a showing of good cause shall not be more often that one time during any twelve-month period), at the Borrower's expense, an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared by an actuary or a firm of actuaries reasonably acceptable to the Administrative Agent, such actuarial review to be in form and substance reasonably acceptable to the Required Lenders;

         (h) promptly after the same are available, all Material reports on examination or similar Material reports, Material financial examination reports or Material market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and all Material filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates; and

         (i) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (including, without limitation, financial, actuarial and other information with respect to Reinsurance Agreements), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the


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Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

         SECTION 6.03. NOTICES. Promptly notify the Administrative Agent and each Lender:

         (a)    of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c)    of the occurrence of any ERISA Event;

         (d) of any announcement by S&P of any downward change in the Debt Rating of Borrower;


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

         (e) of any announcement by A.M. Best of any downward change in the Financial Strength Rating of any Insurance Subsidiary;

         (f) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

         (g) the receipt by the Borrower or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (A) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, or that threatens the taking of any action against the Borrower or such Subsidiary, or sets forth circumstances, if taken or adversely determined, that would be reasonably likely to have a Material Adverse Effect, or (B) any notice of an actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action or inaction would be reasonably likely to have a Material Adverse Effect;

         (h) the occurrence of any actual change in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

         (i) (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing
Date), including any such agreements that are in a runoff mode on the Closing Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would reasonably be likely to have a Material Adverse Effect; or

         (j) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         SECTION 6.04. PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or Statutory Accounting Practices, as the case may be, are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by


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

appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or Statutory Accounting Practices, as the case may be, are being maintained by the Borrower or such Subsidiary other than Liens arising pursuant to ERISA; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         SECTION 6.05. PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.06. MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 6.07. MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         SECTION 6.08. COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or Statutory Accounting Practices, as the case may be, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.


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

         SECTION 6.10. INSPECTION RIGHTS. Permit representatives and agents of the Administrative Agent and each Lender, at the Administrative Agent's or Lender's expense (but at the Borrower's expense after the occurrence and during the continuance of an Event of Default), to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and employees and, with the prior written consent of the Borrower prior to the occurrence and continuance of an Event of Default (which consent shall not be unreasonably withheld), the independent public accountants of the Borrower, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or agents) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         SECTION 6.11. USE OF PROCEEDS. Use the proceeds of (i) the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document and (ii) Letters of Credit to support reinsurance liabilities.

         SECTION 6.12. DIVIDENDS. Take all action necessary to cause its Subsidiaries to make such dividends, distributions, or other payments to the Borrower as shall be necessary for the Borrower to make payments of the Obligations. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

         SECTION 6.13. OWNERSHIP OF INSURANCE SUBSIDIARIES. Cause each of its Insurance Subsidiaries which has a net capital worth in excess of $10,000,000 to remain at all times a Wholly Owned Subsidiary of the Borrower, except as expressly permitted otherwise by Section 7.04.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         SECTION 7.01. LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)    Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);


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

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

         (i) Liens consisting of deposits made by an Insurance Subsidiary with the Insurance Regulatory Authority in its jurisdiction of domicile or other statutory Liens or claims imposed or required by applicable insurance Law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

         (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property;

         (k) Liens entered into in the ordinary course of business of a Subsidiary's reinsurance business with respect to trust agreements; and

         (l) Liens (other than Liens specified in clauses (a) through (k) above) on other than stock of any Insurance Subsidiary securing other Obligations of the Borrower and its Subsidiaries not to exceed $10,000,000 in aggregate at any one time outstanding.


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

         SECTION 7.02. INVESTMENTS. Make any Investments in (a) Fairfax, Crum & Forster, Northbridge Financial or their respective Affiliates and Subsidiaries (other than the Borrower and its Subsidiaries) or (b) debt and equity securities of Fairfax, Crum & Forster, Northbridge Financial or their respective Affiliates and Subsidiaries (other than the Borrower and its Subsidiaries), other than (i) Investments listed on Schedule 7.02, (ii) existing and future Investments in investment trusts, hedge funds and other investment vehicles managed by Fairfax or any of its Affiliates and (iii) Investments in investment vehicles where Affiliates of Fairfax are co-investors.

         SECTION 7.03. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)    Indebtedness under the Loan Documents;

         (b)    Indebtedness outstanding on the date hereof and listed on
Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

         (c) Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary and of the Borrower to any Wholly Owned Subsidiary;

         (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e)    the Private Placement Debt;

         (f)    the Convertible Debt;

         (g) obligations entered into in the ordinary course of business of a Subsidiary's reinsurance business with respect to trust agreements; and


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         (h)    other unsecured Indebtedness, provided that no Default or Event of Default would exist at the time of the incurrence thereof and after giving effect thereto.

         SECTION 7.04.  MERGER; CONSOLIDATION; DISPOSITION OF ASSETS.

         (a) Liquidate, wind up or dissolve, enter into any consolidation, merger or other combination, or sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) any of its assets to any Person (except that a Subsidiary of the Borrower may (x) merge or consolidate with, or sell, assign, lease, convey, transfer, or otherwise dispose of (whether in one or a series of transactions) assets to the Borrower or a Subsidiary of the Borrower and (y) sell, assign, lease, convey, transfer, or otherwise dispose of all of its assets in compliance with the provisions of Sections 7.04(b) or 7.04(c) below).

         (b) Except as permitted under Sections 7.04(a) or 7.04(c) below, sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) any of its assets (an "Asset Disposition") unless (i) in the good faith opinion of the Borrower, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Borrower or such Subsidiary; (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and (iii) immediately after giving effect to the Asset Disposition, the Fair Market Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Borrower would not exceed 10% of Consolidated Net Worth as of the then most recently ended fiscal year of the Borrower; provided, however, that notwithstanding the foregoing, the Borrower and its Subsidiaries, in the ordinary course of business, may sell, assign, lease, convey, transfer, or otherwise dispose of, (i) inventory held for sale, (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or any of its Subsidiaries or that is obsolete or (3) securities in the investment portfolios of the Borrower or its Subsidiaries.

         (c) Notwithstanding the foregoing, any Subsidiary may merge or consolidate with, or sell or otherwise dispose of assets to, another Subsidiary or the Borrower so long as (i) the surviving transferee corporation is the Borrower or a Wholly Owned Subsidiary and (ii) immediately after giving effect thereto, no Default or Event of Default would exist.

         (d) Except as otherwise set forth in this Section 7.04, the Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to sell, or otherwise dispose of, any capital stock of any Insurance Subsidiary which has a net capital worth in excess of $10,000,000.


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
         SECTION 7.05. RESTRICTED PAYMENTS. Declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options (other than employee stock options) to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

         (a) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Insurance Regulatory Authority; and

         (b) so long as no Default or Event of Default exists or would result therefrom, the Borrower may make dividends, payments, distributions, acquisition, purchases, retirements or redemptions in an aggregate amount during any fiscal year not to exceed the lesser of (i) 20% of Consolidated Net Income for such fiscal year and (ii) 50% of Consolidated Net Worth at the end of such fiscal year; provided however in no event shall dividends and distributions to Fairfax during any fiscal year exceed $20,000,000 in aggregate amount.

The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, however, the Borrower and its Subsidiaries may voluntarily prepay, voluntarily redeem, voluntarily retire, voluntarily defease or voluntarily acquire for value any Indebtedness so long as no Default or Event of Default exists or would result therefrom.

         SECTION 7.06. CHANGE IN NATURE OF BUSINESS. Engage to any substantial degree in any business other than the lines of property and casualty insurance or reinsurance business and other businesses engaged in by the Borrower and its Subsidiaries on the date hereof or a business reasonably related thereto.

         SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Enter into any material transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

         (a) transactions described on Schedule 7.07 or otherwise expressly permitted hereunder; and

         (b) the payment by Borrower of reasonable and customary fees to members of its board of directors.

         SECTION 7.08. CERTAIN AMENDMENTS. (a) Amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing


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or governing any Indebtedness or (b) amend or modify its articles or certificate of incorporation or bylaws, in each case under clauses (a) and (b) other than any amendments or modifications that could not reasonably be expected to affect the Lenders adversely.

         SECTION 7.09. BURDENSOME AGREEMENTS. Create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents, (b) the ability of the Borrower or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions set forth in the Loan Documents, or (c) the ability of any Subsidiary to make payments or other distributions in respect of its capital to the Borrower or any other Subsidiary, or make transfers to the Borrower or any other Subsidiary, in each case, other than as existing under or by reason of the Loan Documents or applicable Requirements of Law.

         SECTION 7.10. USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         SECTION 7.11. FISCAL YEAR. Permit or cause any of its Insurance Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

         SECTION 7.12. PARI PASSU. Make, create, assume, or suffer to exist any Lien to secure any Indebtedness, or Contingent Obligations to support any Indebtedness, except as specifically permitted under Section 7.01 or Section 7.03, unless the Obligations shall be secured and supported on a pari passu basis in form satisfactory to the Required Lenders.

         SECTION 7.13. REINSURANCE AGREEMENTS. Permit or cause any of its Insurance Subsidiaries to be or become a party to any Reinsurance Agreements (excluding any retrocession agreement and any Reinsurance Agreement with respect to which the reinsurer's obligations thereunder are fully-secured) with any reinsurer not rated "A-" or better by A.M. Best or S&P except (a) as listed on
Schedule 5.18 (and only in amounts presently existing as listed on such Schedule) with a lower rating so listed on the date hereof, but not less than such listed rating and (b) additional amounts of up to 10% of ceded premiums in any fiscal year.

         SECTION 7.14.  FINANCIAL COVENANTS.

         (a) MAXIMUM TOTAL DEBT TO CAPITALIZATION RATIO. Permit the Total Debt to Capitalization Ratio to exceed 0.30 to 1.0 at any time.

         (b) MINIMUM STATUTORY SURPLUS. Permit the Statutory Surplus to be less than $1,000,000,000.

         (c) MINIMUM RISK-BASED CAPITAL. Permit the ratio of (i) "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of OARC to (ii) 2 times the "Authorized Control Level Risk-Based Capital" (within the meaning of the Model Act) of OARC to be less than one


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

hundred fifty percent (150%), as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2004.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.01. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a)    Non-Payment.  The Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, or
6.11 or Article VII (other than Section 7.13); or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith which is qualified as to materiality shall be incorrect or misleading, and any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein which is not qualified as to materiality shall be incorrect or misleading in all material respects, in each case when made or deemed made; or

         (e) Cross-Default. (i) The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 and such failure continues after the applicable notice or grace period, if any, specified in the relevant document or (ii) the Borrower or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or such Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto and such failure continues after the applicable notice or grace period, if any, specified in the relevant document, or (iii) any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay,


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

defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable, or cash collateral in respect thereof to be demanded, in excess of such amount; or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $25,000,000; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding 5% of Consolidated Net Worth that is not stayed, discharged or paid within 20 days after entry thereof (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

         (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted


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

hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

         (k) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any License of the Borrower or any Insurance Subsidiary, which revocation, failure or suspension has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Insurance Subsidiary for any reason loses any License which loss had had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Insurance Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any License which imposition has or could reasonably be expected to have a Material Adverse Effect; or

         (l) Adverse Order. Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $10,000,000 in any single instance or other such orders imposing fines in excess of $25,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance Laws or the regulations promulgated in connection therewith; or

         (m) Ratings Downgrade. The S&P Debt Rating of the Borrower falls below BB or the A.M. Best Financial Strength Rating for OARC falls below B+; or

         (n) L/C Collateral. The face amount of any Secured Letter of Credit exceeds the L/C Collateral Balance for such Secured Letter of Credit for a period of (14) days or more; or

         (o)    Change of Control.  There occurs any Change of Control.

         SECTION 8.02. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default (other than an Event of Default pursuant to Section 8.01(n)) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and


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

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender;

provided, further, if any Event of Default pursuant to Section 8.01(n) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (i) require that the Borrower Cash Collateralize the L/C Obligations in respect of such Secured Letter of Credit (in an amount equal to the difference between then Outstanding Amount thereof and the L/C Collateral Balance for such Secured Letter of Credit); and

         (ii) liquidate all or any part of the L/C Collateral for such Secured Letter of Credit.

         SECTION 8.03. APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under
Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;


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

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         SECTION 9.01.  APPOINTMENT AND AUTHORITY.

         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer, and neither the Borrower nor any of the other Letter of Credit Obligors shall have rights as a third party beneficiary of any of such provisions.

         SECTION 9.02. RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         SECTION 9.03.  EXCULPATORY PROVISIONS.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

         (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

         (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or


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

by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

         (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Affiliates or any of the Letter of Credit Obligors that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02 or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Letter of Credit Obligor, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         SECTION 9.04.  RELIANCE BY ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may


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consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 9.05.  DELEGATION OF DUTIES.

         The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         SECTION 9.06.  RESIGNATION OF ADMINISTRATIVE AGENT.

         The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or


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omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         SECTION 9.07.  ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         SECTION 9.08. NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

         SECTION 9.09. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any Letter of Credit Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and


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         (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE X.
                                  MISCELLANEOUS

         SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

         (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;


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         (f)    change any provision of this Section or the definition of
"Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

         (g) (i) release any of the L/C Collateral for any Secured Letter of Credit (other than pursuant to the exercise of remedies pursuant to the second proviso of Section 8.02), (ii) change the definition of "Collateral Coverage Percentage", or (iii) waive any Event of Default pursuant to Section 8.01(n), without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         SECTION 10.02.  NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                (i) if to the Borrower, any Letter of Credit Obligor, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on
Schedule 10.02; and

                (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).


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         (b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or any Letter of Credit Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) Change of Address, Etc. Each of the Borrower, any Letter of Credit Obligor, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, each Letter of Credit Obligor, the Administrative Agent and the L/C Issuer.

         (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower or any Letter of Credit Obligor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each Letter of Credit Obligor shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or such Letter of Credit Obligor. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         SECTION 10.03. NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other


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or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 10.04.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Costs and Expenses. The Borrower (and each Letter of Credit Obligor, to the extent related to any Letter of Credit issued for the account of such Letter of Credit Obligor) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Borrower. The Borrower (and each Letter of Credit Obligor, to the extent related to any Letter of Credit issued for the account of such Letter of Credit Obligor) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE


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NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Borrower or any Letter of Credit Obligor for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each Letter of Credit Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         SECTION 10.05. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower or any Letter of Credit Obligor is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently


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invalidated, declared to be fraudulent or preferential, set aside or required
(including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause
(b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         SECTION 10.06.    SUCCESSORS AND ASSIGNS.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Letter of Credit Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

                (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so


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long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

                (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that no processing and recordation fee shall be required for an assignment from a Lender to an Affiliate of that Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower and each Letter of Credit Obligor, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, each Letter of Credit Obligor, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower, each Letter of Credit Obligor and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.


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         (d)    Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, any Letter of Credit Obligor or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Letter of Credit Obligor, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower and each Letter of Credit Obligor agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

         (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's and each Letter of Credit Obligor's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower and each Letter of Credit Obligor is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and each Letter of Credit Obligor, to comply with Section 3.01(e) as though it were a Lender.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Borrower and each Letter of Credit Obligor (an "SPC") the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof, or if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower or any Letter of Credit Obligor under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower, the Letter of Credit Obligors, and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

         SECTION 10.07.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.
Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates' and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have agreed to keep such Information confidential substantially in accordance with this Section 10.07), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the prior written consent of the Borrower and each Letter of Credit Obligor or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or a Letter of Credit Obligor.

         For purposes of this Section, "Information" means all information received from the Borrower, any Letter of Credit Obligor or any Subsidiary relating to the Borrower, any Letter of Credit Obligor or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower, any Letter of Credit Obligor or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any Letter of Credit Obligor against any and all of the obligations of the Borrower or such Letter of Credit Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Letter of Credit Obligor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower or any Letter of Credit Obligor, as the case may be, and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 10.09. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower or Letter of Credit Obligor, as the case may be. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         SECTION 10.10. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         SECTION 10.12. SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.13. REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

         (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

         (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

         (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

         (d)    such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 10.14.  GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         SECTION 10.15. WAIVER JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.16. USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ODYSSEY RE HOLDINGS CORP.

                                        By:    /s/ Charles D. Troiano

                                        Name:  Charles D. Troiano

                                        Title: Executive Vice President & Chief
                                               Financial Officer


                                        ODYSSEY AMERICA REINSURANCE CORPORATION

                                        By:    /s/ Charles D. Troiano

                                        Name:  Charles D. Troiano

                                        Title: Executive Vice President & Chief
                                               Operating Officer



                                        CLEARWATER INSURANCE COMPANY

                                        By:    /s/ Charles D. Troiano

                                        Name:  Charles D. Troiano

                                        Title: Executive Vice President & Chief
                                               Operating Officer



                                        HUDSON INSURANCE COMPANY

                                        By:    /s/ Thomas D. Corteville

                                        Name:  Thomas D. Corteville

                                        Title: Senior Vice President & Chief
                                               Financial Officer

                                        HUDSON SPECIALTY INSURANCE COMPANY

                                        By:    /s/ Thomas D. Corteville
                                               ---------------------------------

                                        Name:  Thomas D. Corteville
                                               ---------------------------------

                                        Title: Senior Vice President & Chief
                                               Financial Officer
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent

                                        By:    /s/ Aamir Saleem
                                               ---------------------------------

                                        Name:  Aamir Saleem
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        BANK OF AMERICA, N.A., as a Lender,
                                        and L/C Issuer

                                        By:    /s/ Jim V. Miller
                                               ---------------------------------

                                        Name:  Jim V. Miller
                                               ---------------------------------

                                        Title: Managing Director
                                               ---------------------------------

                                        JPMORGAN CHASE BANK

                                        By:    /s/ Helen L. Newcomb
                                               ---------------------------------

                                        Name:  Helen L. Newcomb
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        CITIZENS NATIONAL BANK

                                        By:    /s/ George T. Urban
                                               ---------------------------------

                                        Name:  George T. Urban
                                               ---------------------------------

                                        Title: Vice President
                                               ---------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By:    /s/ Donald V. Davis
                                               ---------------------------------

                                        Name:  Donald V. Davis
                                               ---------------------------------

                                        Title: Managing Director
                                               ---------------------------------

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

         This Disclosure Schedule has been prepared in connection with the Credit Agreement, dated as of September ___, 2004 among Odyssey Re Holdings Corp., as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, the other Lenders party thereto and Bank of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (the "Credit Agreement"). Unless otherwise defined in this Disclosure Schedule, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Credit Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the any or all of the Loan Parties except as and to the extent provided in the Credit Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, financial condition or operations of the Borrower or any of the other Loan Parties.

         Headings have been inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Credit Agreement. The annexes or exhibits to any particular section of this Disclosure Schedule form an integral part of this Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully herein.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                           AND APPLICABLE PERCENTAGES


                LENDER                 COMMITMENT          APPLICABLE PERCENTAGE
--------------------------------------------------------------------------------
Bank of America, N.A.                  $35,000,000            38.888888889%
JPMorgan Chase Bank                    $25,000,000            27.777777778%
Citizens National Bank                 $20,000,000            22.222222222%
                                                              11.111111111%
PNC Bank                               $10,000,000

Total                                  $90,000,000           100.000000000%

                                                                   SCHEDULE 5.10


                             TAX SHARING AGREEMENTS


1. Tax Allocation Agreement, dated as of June 19, 2001 and as amended, by and between Fairfax Inc., Odyssey Re Holdings Corp., Odyssey America Reinsurance Corporation, Clearwater Insurance Company and Hudson Insurance Company.

2. Tax Allocation Agreement, dated as of October 28, 2003, between Odyssey Re Holdings Corp. and Hudson Specialty Insurance Company (f/k/a General Security Indemnity Company).

                                                                   SCHEDULE 5.12

                    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

a.       Subsidiaries of the Borrower

Odyssey America Reinsurance Corporation                              Connecticut
         Clearwater Insurance Company                                Delaware
                Hudson Insurance Company                             Delaware
                Hudson Specialty Insurance Company                   New York
         O.R.E. Holdings Limited                                     Mauritius
         Odyssey UK Holdings Corp.                                   Delaware
                Newline Holdings UK Limited                          U.K.
                       Newline Underwriting Management Limited       U.K.
                       Newline Corporate Name Limited                U.K.
                       Newline Underwriting Limited                  U.K.
                       Hudson Holdings UK Limited                    U.K.
                       Hudson Corporate Name Limited                 U.K.
                       Hudson Underwriting Limited                   U.K.
                       Hudson Underwriting Management Limited        U.K.
         Odyssey Holdings Latin America, Inc.                        Delaware
                       Odyssey Latin America, Inc.                   Delaware
                       Odyssey Servicios Limitada                    Chile
         Odyssey Services, SA de CV                                  Mexico
         First Capital Insurance Limited (97.7%)                     Singapore



b.       Equity Interests of the Borrower

          1. Clearwater Insurance Company owns 47.42% of the Class 1 common stock of TRG Holding Corporation, a Delaware corporation ("TRG Holding"). TRG Holding owns 100% of the capital stock of The Resolution Group, Inc., a Delaware corporation ("TRG"). TRG owns 100% of the capital stock of Envision Claims Management Corporation, a New Jersey Corporation, and Resolution Reinsurance Services Corporation, a Delaware corporation ("RRSC"). RRSC owns 100% of the capital stock of St. John's Insurance Company Limited, a Bermuda company.

          2. Odyssey America Reinsurance Corporation and Clearwater Insurance Company each own 7.51% of the capital stock of Advent Capital (Holdings) PLC (United Kingdom).

          3. O.R.E. Holdings Limited owns 45% of the capital stock of Cheran Enterprises Private Limited (India).

          4. Odyssey America and Clearwater together own a majority (56.19%) of the Class A shares of HWIC Asia Fund (Mauritius), representing 45.97% of the total voting power of all Classes of HWIC Asia Fund shares. None of the Class B, C and D shares are held by ORH, Odyssey America, Clearwater, or other ORH companies. The voting rights of the Class A, B, C and D Shares are identical.

          5. Clearwater owns 4,115,065 shares, or 13.6%, of the common stock of Hub International Limited, with a book/adjusted carrying value and fair value of $63,451,009 as of December 31, 2003.

                                                                   SCHEDULE 5.17

                                    LICENSES

See attached 20 pages.

                     ODYSSEY AMERICA REINSURANCE CORPORATION

                            CERTIFICATES OF AUTHORITY



STATE                               LINES AUTHORIZED TO WRITE
-----                               -------------------------

Alabama                       Property, Miscellaneous Casualty, including
                              Official Surety Bonds, Marine

Alaska Health, Property, Casualty (all clauses), Surety, Marine, Wet Marine, Transportation

Arizona Casualty w/o Workers' Compensation, Disability, Marine and Transportation, Property, Surety, Vehicle

Arkansas                      Property, Casualty, Surety, Marine and Disability

California                    Fire, Marine, Surety, Plate Glass Liability,
                              Workers' Compensation, Sprinkler, Automobile,
                              Miscellaneous

Canada Limited to the business of Reinsurance: Property, Accident & Sickness, Aircraft, Automobile, Boiler and Machinery, Hail, Legal Expense, Liability Insurance

Colorado Accident & Health, Fidelity & Surety, General Property, Motor Vehicle (Casualty), Professional Malpractice, Crop, General Casualty, Mortgage Guaranty, Motor Vehicle (Property), Workers' Compensation

Connecticut                   Fire, Extended Coverage, Other Allied Lines,
                              Homeowners Multiple Peril, Commercial Multiple
                              Peril, Earthquake, Growing Crops, Ocean Marine,
                              Inland Marine, Accident and Health, Workman's
                              Compensation, Liability other than Auto (B.I. and
                              P.D.), Auto Liability (B.I. and P.D.), Auto
                              Physical Damage, Aircraft (all perils), Fidelity and Surety, Glass, Burglary and Theft, Boiler and
                              Machinery, Reinsurance

Delaware Health, Property, Marine & Transportation, Casualty (including: Vehicle, Liability, Burglary & Theft, Personal Property Floater, Glass, Boiler & Machinery, Credit, Leakage & Fire Extinguisher Equipment, Malpractice, Elevator, Congenital Defects, Livestock, Entertainments and Miscellaneous

District of Columbia          Aircraft (all perils), all other A & H, Allied
                              Lines, Boiler and Machinery, Burglary and Theft,
                              Collectively Renewable A & H, Commercial Auto
                              Physical Damage, Commercial Multiple Peril
                              (Non-Liability), Credit, Credit A & H (Group &
                              Individual), Earthquake, Farmowners Multiple
                              Peril, Fidelity, Fire, Glass, Group Accident and
                              Health, Guaranteed Renewable A & H, Homeowners
                              Multiple Peril, Inland Marine, Medical
                              Malpractice, Non-Cancellable A & H, Non-renewable for Stated Reasons Only, Ocean Marine, Other
                              Commercial Auto Liability, Other Liability, Other
                              Private Passenger Auto Liability, Private
                              Passenger Auto Physical Damage, Property and
                              Casualty, Surety, Workers' Compensation

Florida Allied Lines, Commercial Auto Physical Damage, Commercial Automobile Liability, Commercial Multi Peril, Fire, Medical Malpractice, Other Liability, PPA Physical Damage, Private Passenger Auto Liability, Workers' Compensation

Georgia Property, Marine and Transportation, Casualty (including Workers' Compensation), Surety

Hawaii                        Casualty, Marine, Property, Surety

Idaho Casualty (including Workers' Compensation), Surety, Marine and Transportation, Property

Illinois Class 2 - Casualty, Fidelity, Surety (Accident and Health, Vehicle, Liability, Workers' Compensation, Burglary and Forgery, Glass, Fidelity and Surety, Miscellaneous

                              Class 3 - Fire, Marine, Etc. (Fire, Elements, Marine and Transportation, Vehicle, Property Damage, Sprinkler Leakage and Crop, Other Fire and Marine Risks

Indiana Class 2 - Accident & Health, Employer's Liability, Burglary & Theft, Glass, Boiler & Machinery, Motor Vehicle, Water Damage, Liability, Credit, Title, Fidelity and Surety (excluding bail bonds), Miscellaneous, Legal Expenses

                              Class 3 - Property, Crops, Leakage and Fire
                              Extinguisher Equipment, Inland Marine

Iowa Fire, Extended Coverage, Other Allied Lines, Homeowners Multiple Peril (incl. B.I.), Commercial Multiple Peril, Earthquake, Growing Crops, Ocean Marine, Inland Marine, Accident Only (Individual), Accident and Health (Individual), Hospital and Medical Expense (Individual), Group Accident and Health, Non-Cancellable Accident and Health, Workers' Compensation, Liability other than Auto (B.I.), Liability other than Auto (P.D.), Auto Liability (B.I.), Auto Liability (P.D.), Auto Physical Damage, Aircraft Physical Damage, Fidelity, Surety, Glass, Burglary and Theft, Boiler and Machinery

Kansas Fire, Windstorm & Hail, Extended Coverage, Additional Perils on Growing Crops, Hail on Growing Crops, Optional Perils, Sprinkler Leakage, Business Interruption, Earthquake, Water Damage, Aircraft Hull, Ocean Marine, Inland Marine, Rain, Automobile, Physical Damage, Flood, Homeowners Policies, Accident & Health, Automobile Liability, General Liability, Workers' Compensation, Fidelity, Surety & Forgery Bonds, Glass, Burglary, Theft & Robbery, Boiler & Machinery, Credit, Malpractice Liability, Livestock Mortality, Aircraft Liability, Cargo Liability

Kentucky                      Property, Casualty Surety, Marine and
                              Transportation Insurance

Louisiana                     Health and Accident, Vehicle, Liability, Burglary
                              and Forgery, Worker's Compensation, Glass,
                              Fidelity and Surety, Fire and Extended Coverage,
                              Steam Boiler and Sprinkler Leakage, Crop and
                              Livestock, Marine and Transportation (Inland
                              Marine), Miscellaneous

Maine                         Medial Malpractice

Maryland Casualty (not including Vehicle Liability, Mortgage Guaranty & Workers' Compensation), Health, Marine, Wet Marine and Transportation, Property and Marine (excluding Wet Marine and Transportation), Surety, Vehicle Liability, Workers' Compensation

Massachusetts                 Fire, Burglary, Robbery, Theft, Livestock, Repair-
                              Replacement, Inland Marine Only, Fidelity and
                              Surety, Reinsurance except Life, Nuclear Energy,
                              Special Hazards, Comprehensive M.V. & Aircraft,
                              Boiler (No Inspector), Liability other than Auto,
                              Auto Liability, Glass, Water Damage and Sprinkler
                              Leakage, Elevator Damage and Collision

Michigan Disability, Property, Ocean Marine, Inland Marine, Legal Expense, Automobile Insurance - limited,
                              Casualty: Steam Boiler, Flywheel & Machinery,
                              Casualty: Liability, Casualty: Workers'
                              Compensation, Casualty: Automobile, Casualty:
                              Plate Glass, Casualty: Sprinkler & Water Damage,
                              Casualty: Credit, Casualty: Burglary and Theft,
                              Casualty: Livestock, Casualty: Malpractice, Surety & Fidelity

Minnesota                     Fire, Inland and Ocean Marine, Personal Property
                              Floater, Boiler & Machinery, Accident & Health,
                              Workers' Compensation, Fidelity & Surety, Glass,
                              Burglary & Theft, Security & Drafts, Water Damage,
                              Livestock, Credit, Automobile, General Liability,
                              Elevator

Mississippi                   Fire and Allied Lines, Industrial Fire,
                              Casualty/Liability, Fidelity, Surety, Workers'
                              Compensation, Boiler and Machinery, Plate Glass,
                              Trip Accident and Baggage, Inland Marine, Ocean
                              Marine, Legal, Auto Phy. Damage/Liab, Guaranty

Missouri                      Qualified Reinsurer

Montana                       Disability, Property, Casualty, Surety, Marine

Nebraska Sickness and Accident Insurance, Property Insurance, Glass Insurance, Burglary and Theft Insurance, Boiler and Machinery Insurance, Liability Insurance, Workers' Comp. and Employer's Liability, Vehicle Insurance, Fidelity Insurance, Surety Insurance, Credit Insurance, Marine Insurance, Miscellaneous Insurance

Nevada                        Health, Property, Casualty, Surety, Marine &
                              Transportation

New Hampshire                 Limited to Reinsurance (Accident & Health,
                              Property & Casualty)

New Jersey                    Fire and Allied Lines, Earthquake, Growing Crops,
                              Ocean Marine, Inland Marine, Automobile Liability
                              (BI), Automobile Liability (PD), Automobile
                              Physical Damage, Aircraft Physical Damage, Other
                              Liability, Boiler & Machinery, Fidelity & Surety,
                              Credit, Burglary & Theft, Glass, Sprinkler Leakage
                              & Water Damage, Livestock, Smoke or Smudge,
                              Physical Loss to Buildings, Radioactive
                              Contamination, Mechanical Breakdown/Power Failure

New Mexico                    Property, Marine and Transportation, Casualty,
                              Surety, Vehicle

New York Accident and Health, Fire, Miscellaneous Property, Water Damage, Burglary and Theft, Glass, Boiler and Machinery, Elevator, Animal, Collision, Personal Injury Liability, Property Damage Liability, Workers' Compensation and Employer's Liability, Fidelity and Surety, Credit, Motor Vehicle and Aircraft Physical Damage, Marine and Inland Marine, Marine Protection and Indemnity Insurance

North Carolina                Fire Insurance: Fire, Miscellaneous Property
                              (extended coverage and growing crops), Water
                              Damage (including sprinkler leakage - Commercial &
                              Residential), Burglary and Theft, Glass, Marine
                              (Inland and Ocean)

                              Casualty Insurance: Boiler and Machinery,
                              Elevator, Animal, Collision (Automobile and
                              Other), Personal Injury Liability (Automobile and Other), Property Damage Liability (Automobile and Other),Workmen's Compensation & Employer's Liability, Fidelity and Surety, Motor Vehicle and Aircraft (Property Damage, Fire, Theft, Compensation, Collision), Marine Protections and Indemnity

North Dakota                  Accident & Health, Casualty, Property

Ohio Aircraft, Allied Lines, Boiler & Machinery, Burglary & Theft, Commercial Auto - Liability, Commercial Auto - No Fault, Commercial Auto - Phys. Damage, Credit, Credit Accident & Health, Earthquake, Fidelity, Financial Guaranty, Fire, Glass, Group Accident & Health, Inland Marine, Medical Malpractice, Multiple Peril - Commercial, Multiple Peril - Farmowners, Multiple Peril - Homeowners, Ocean Marine, Other Liability, Private Passenger Auto - Liability, Private Passenger Auto-Other, Private Passenger - Phys. Damage, Surety, Workers' Compensation

Oklahoma                      Accident & Health, Property, Casualty, Marine,
                              Surety, Vehicle

Oregon Property, Casualty (including Workers' Compensation), Marine and Transportation, Surety, Health

Pennsylvania                  Accident & Health, Boiler and Machinery, Credit,
                              Fidelity and Surety, Inland Marine and Physical
                              Damage, Mine and Machinery, Other Liability,
                              Property and Allied Lines, Worker's Compensation,
                              Auto Liability, Burglary and Theft, Elevator,
                              Glass, Livestock, Ocean Marine, Personal Property
                              Floater, Water Damage

Puerto Rico                   Disability, Property, Marine and Transportation,
                              Vehicle, Casualty and Surety Reinsurance
                              Exclusively

Rhode Island                  Fire, Accident and Health, Ocean marine, Inland
                              marine, Fidelity, Liability, Plate Glass, Boiler and Machinery, Burglary, Credit, Automobile,
                              Engine, Elevator, Miscellaneous

South Carolina                Property, Casualty, Surety, Marine

South Dakota                  Fire & Allied Lines, Inland & Ocean Marine,
                              Worker's Compensation, Bodily Injury (No Auto),
                              Property Damage (No Auto), Bodily Injury (Auto),
                              Property Damage (Auto), Physical Damage (Auto),
                              Fidelity & Surety Bonds, Glass, Burglary & Theft,
                              Boiler & Machinery, Aircraft, Credit (Mortgage
                              Guaranty), Crop Hail, Livestock, Travel Accident and Baggage, Pre-Paid Legal, Bail Bonds

Tennessee                     Property, Vehicle, Casualty, Surety

Texas Fire, Allied Coverages, Hail-growing crops only, Rain, Inland Marine, Ocean Marine, Aircraft-liability & physical damage, Accident, Health, Employer's Liability,
                              Automobile--liability & physical damage, Liability other than Automobile, Fidelity & Surety, Glass, Burglary & Theft, Forgery, Boiler & Machinery, Credit, Livestock, Reinsurance on all lines authorized to be written on a direct basis

Utah Disability, Property, Surety, Liability (including veh., excl. dis), Marine & Transport, Workers' Compensation, Vehicle Liability, Professional Liability (encl. Med. Mal.)

Vermont                       Health

Virginia Accident and Sickness, Fire, Miscellaneous Property, Inland Marine, Workers' Compensation-Employer, Liability Other than Auto, Automobile Liability, Automobile Physical Damage, Fidelity, Surety, Glass, Burglary and Theft, Boiler & Machinery, Credit, Home Protection

Washington                    Disability, Property, Marine and Transportation,
                              Vehicle, General Casualty, Surety

West Virginia                 Accident and Sickness, Fire, Marine, Casualty,
                              Surety

Wisconsin                     Fire, Inland Marine, and other Property Insurance,
                              Ocean Marine Insurance, Disability Insurance,
                              Liability and Incidental Medical Expense
                              Insurance, Automobile and Aircraft Insurance,
                              Fidelity Insurance, Surety Insurance, Credit
                              Insurance, Worker's Compensation Insurance, Legal
                              Expense Insurance, Credit Unemployment Insurance,
                              Miscellaneous

Wyoming                       Multiple Lines

U.S. Treasury                 Can do direct writing and can be used as a
                              reinsurer

                          CLEARWATER INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY


STATE                               LINES AUTHORIZED TO WRITE
-----                               -------------------------

Alabama                       Property, Miscellaneous Casualty, including
                              Official Surety Bonds

Alaska Health, Property, Casualty (all clauses), Surety, Marine, Wet Marine & Transportation

Arizona Casualty w/o Workers' Compensation, Disability, Marine and Transportation, Property, Surety, Vehicle

Arkansas                      Reinsurance Basis Only - Property, Casualty,
                              Marine

California                    Fire, Marine, Surety, Disability, Plate Glass,
                              Liability, Workers' Compensation, Common Carrier
                              Liability, Boiler and Machinery, Burglary, Credit,
                              Sprinkler, Team and Vehicle, Automobile, Aircraft and Miscellaneous

Colorado                      Accredit Non-admitted Reinsurer

Connecticut                   Reinsurance Only

Delaware Health, Property, Surety, Marine & Transportation, Casualty (including - Vehicle, Liability, Burglary & Theft, Personal Property Floater, Glass, Boiler & Machinery, Credit, Workmens' Compensation & Employers Liability, Leakage & Fire Extinguishing Equipment, Malpractice, Elevator, Congenital Defects, Livestock, Entertainments, Miscellaneous)

District of Columbia          Allied Lines, Boiler and Machinery, Burglary and
                              Theft, Commercial Auto No-fault (PIP), Commercial
                              Auto Physical Damage, Commercial Multiple Peril
                              (Non-Liability), Earthquake, Farmowners Multiple
                              Peril, Fire, Glass, Homeowners Multiple Peril,
                              Inland Marine, Medical Malpractice, Ocean Marine,
                              Other Commercial Auto Liability, Other Liability,
                              Other Private Passenger Auto Liability, Private
                              Passenger Auto Physical Damage, Property and
                              Casualty, Surety, Workers' Compensation

Florida                       Accredit Reinsurer

Georgia Property, Marine and Transportation, Casualty (including Workers' Compensation), Surety

Hawaii                        Accredit Reinsurer

Idaho Property, Marine & Transportation, Casualty (excludes Worker's Compensation), Surety

Illinois Class 2 - Casualty, Fidelity & Surety (Accident & Health, Vehicle, Liability, Workmen's Compensation, Burglary & Forgery, Glass, Fidelity & Surety, Miscellaneous, Other Casualty Risk, Contingent Losses)

                              Class 3 - Fire and Marine, Etc. (Fire, Elements, War, Riot and Explosion, Marine and
                              Transportation, Vehicle, Property Damage,
                              Sprinkler Leakage and Crop, Other Fire and Marine Risks, Contingent Losses

Indiana Class 2 - Accident and Health, Employer's Liability, Burglary & Theft, Glass, Boiler & Machinery, Motor Vehicle, Water Damage, Liability, Credit, Title, Fidelity and Surety (excluding Bail Bonds), Miscellaneous

                              Class 3 - Property, Crops, Leakage and Fire
                              Extinguisher Equipment, Inland Marine

Iowa Fire, Extended Coverage, Other Allied Lines, Homeowners Multiple Peril (incl. B.I.), Commercial Multiple Peril, Earthquake, Growing Crops, Ocean Marine, Inland Marine, Accident Only (Individual), Accident and Health (Individual), Hospital and Medical Expense (Individual), Group Accident and Health, Non-Cancellable Accident and Health, Workers' Compensation, Liability other than Auto (B.I.), Liability other than Auto (P.D.), Auto Liability (B.I.), Auto Liability (P.D.), Auto Physical Damage, Aircraft Physical Damage, Fidelity, Surety, Glass, Burglary and Theft, Boiler and Machinery

Kansas Reinsurance Only - Fire, Windstorm & Hail, Extended Coverage, Hail on Growing Crops, Optional Perils, Sprinkler Leakage, Business Interruption, Earthquake, Water Damage, Aircraft Hull, Ocean Marine, Inland Marine, Rain, Automobile Physical Damage, Flood, Homeowners Policies, Accident & health, Automobile Liability, General Liability, Workers' Compensation, Fidelity, Surety & Forgery Bonds, Glass, Burglary, Theft & Robbery, Boiler & Machinery, Credit, Malpractice Liability, Livestock Mortality, Aircraft Liability, Cargo Liability

Kentucky                      Accredited Reinsurer

Louisiana                     Health and Accident, Vehicle, Liability, Worker's
                              Compensation, Burglary and Forgery, Glass, Fire and Extended Coverage, Steam Boiler and Sprinkler
                              Leakage, Crop and Livestock, Marine and
                              Transportation (Inland Marine), Miscellaneous

Maine                         Accredited for Reinsurance (Not "Approved
                              Reinsurer")

Maryland                      Non-admitted Accepted Reinsurance Carrier

Massachusetts                 Approved Reinsurer

Michigan                      Property, Ocean Marine, Inland Marine, Automobile
                              Insurance - limited

                              Casualty: Steam Boiler, Flywheel & Machinery,
                              Casualty: Liability, Casualty: Workers'
                              Compensation, Casualty: Automobile, Casualty:
                              Plate Glass, Casualty: Sprinkler and Water Damage,
                              Casualty: Credit, Casualty: Burglary and Theft,
                              Casualty: Livestock, Casualty: Malpractice,
                              Casualty: Misc-Other, Disability coverage supplemental to Auto Insurance, Surety & Fidelity

Minnesota                     Accredit Reinsurer Property

Mississippi                   Fire and Allied Lines, Industrial Fire, Casualty,
                              Fidelity, Surety, Workers' Compensation, Boiler and Machinery, Plate Glass, Inland Marine, Ocean
                              Marine, Accident & Health, Auto Phy. Damage and
                              Liability

Missouri                      Qualified Reinsurer

Montana                       Property, Casualty, Surety, Marine

Nebraska Sickness and Accident Insurance, Property Insurance, Glass Insurance, Burglary and Theft Insurance, Boiler and Machinery Insurance, Liability Insurance, Liability Insurance, Workers' Compensation & Employer's Liability, Vehicle Insurance, Fidelity Insurance, Surety Insurance, Credit Insurance, Marine Insurance, Miscellaneous Insurance

Nevada                        Reinsurance Only - Property

New Hampshire                 Limited to Reinsurance - Accident and Health,
                              Property and Casualty

New Jersey                    Reinsurance Only - Fire and Allied Lines,
                              Earthquake, Growing Crops, Ocean Marine, Inland
                              Marine, Workers' Compensation & Employers'
                              Liability, Automobile Liability (BI), Automobile
                              Liability (PD), Automobile Physical Damage,
                              Aircraft Physical Damage, Other Liability, Boiler
                              & Machinery, Fidelity & Surety, Credit, Burglary &
                              Theft, Glass, Sprinkler Leakage & Water Damage,
                              Livestock, Smoke or Smudge, Physical Loss to
                              Buildings, Radioactive Contamination, Accident and
                              Health

New Mexico                    Accredit Reinsurer

New York Accident and Health, Fire, Miscellaneous Property, Water Damage, Burglary and Theft, Glass, Boiler and Machinery, Elevator, Animal, Collision, Personal Injury Liability, Property Damage Liability, Workers' Compensation and Employer's Liability, Fidelity and Surety, Credit, Motor Vehicle and Aircraft Physical Damage, Marine and Inland Marine, Marine Protection and Indemnity Insurance, Special Risk

North Carolina                Fire, Miscellaneous Property (extended coverage
                              and growing crops), Water Damage (including sprinkler leakage - Commercial & Residential),
                              Burglary and Theft, Glass, Boiler and Machinery,
                              Elevator, Animal, Collision (Automobile and
                              Other), Personal Injury Liability (Automobile and
                              Other), Property Damage Liability (Automobile and
                              Other), Workmen's Compensation and Employer's
                              Liability, Fidelity and Surety Insurance, Credit
                              Insurance, Motor Vehicle and Aircraft (Property
                              Damage, Fire, Theft, Compensation, Collision),
                              Marine Insurance (Inland and Ocean), Marine
                              Protection and Indemnity Insurance, Aircraft
                              Voluntary Settlement, Hole-in-One

North Dakota                  Accredited Reinsurer

Ohio Aircraft, Allied Lines, Boiler & Machinery, Burglary & Theft, Commercial Auto - Liability, Commercial Auto - No Fault, Commercial Auto - Phys. Damage, Credit, Earthquake, Fidelity, Financial Guaranty, Fire, Glass, Inland Marine, Medical Malpractice, Multiple Peril - Commercial, Multiple Peril - Farmowners, Multiple Peril - Homeowners, Ocean Marine, Other Liability, Private Passenger Auto - Liability, Private Passenger Auto-Other, Private Passenger - Phys. Damage, Surety, Workers' Compensation

Oklahoma                      Accident & Health, Property, Casualty, Marine,
                              Vehicle, Surety

Oregon Property, Casualty (Including Worker's Compensation), Marine and Transportation, Surety

Pennsylvania                  Accident and Health, Boiler and Machinery, Credit,
                              Fidelity and Surety, Inland Marine and Physical
                              Damage, Mine and Machinery, Other Liability,
                              Property and Allied Lines, Worker's Compensation,
                              Auto Liability, Burglary and Theft, Elevator,
                              Glass Livestock, Ocean marine, Personal Property
                              Floater, Water Damage

Puerto Rico                   Reinsurance Exclusively - Disability, Property,
                              Marine and Transportation, Vehicle, Casualty,
                              Surety

Rhode Island                  Property, Casualty, Surety

South Carolina                Approved Unlicensed Reinsurer - Accident/Health,
                              Property, Casualty, Surety, Marine

South Dakota                  Qualified Reinsurer

Tennessee                     Property, Casualty, Surety

Texas Fire, Allied Coverages, Hail-growing crops only, Rain, Inland Marine, Ocean Marine, Aircraft - Liability & Physical Damage, Accident, Health, Workers' Compensation & Employers' Liability, Employers' Liability, Automobile - Liability & Physical Damage, Liability other than Automobile, Fidelity & Surety, Glass, Burglary & Theft, Forgery, Boiler & Machinery, Reinsurance on all lines authorized to be written on a direct basis

Utah Accident & Health, Property, Surety, Vehicle Liability, Liability, Marine & Transport, Workers' Compensation, Professional Liability

Vermont                       Accredit Reinsurer

Virginia Fire, Miscellaneous Property, Farm Multiple Peril, Homeowners Multiple Peril, Commercial Multiple Peril, Ocean Marine, Inland Marine, Workers Compensation - Employer, Liability Other than Auto, Automobile Liability, Automobile Physical Damage, Aircraft Liability, Air Physical Damage, Fidelity, Surety, Glass, Burglary and Theft, Boiler & Machinery, Credit Animal, Water Damage

Washington                    Disability, Property, Marine & Transportation,
                              Vehicle, General Casualty, Surety

West Virginia                 Fire, Marine, Casualty, Surety

Wisconsin                     Fire, Inland Marine, and other Property Insurance,
                              Ocean Marine Insurance, Disability Insurance,
                              Liability and Incidental Medical Expense
                              Insurance, Automobile Insurance, Fidelity
                              Insurance, Surety Insurance, Credit Insurance,
                              Worker's Compensation Insurance, Miscellaneous,
                              Aircraft Insurance

Wyoming                       Accredit Reinsurer

U.S. Treasury                 Can be Direct Writer or Reinsurer

                            HUDSON INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY



STATE                               LINES AUTHORIZED TO WRITE
-----                               -------------------------

Alabama                       Property, Miscellaneous Casualty, including
                              Official Surety Bonds

Alaska Property, Casualty (all clauses), Surety, Marine, Wet Marine and Transportation

Arizona Casualty w/o Workers' Compensation, Marine and Transportation, Property, Vehicle

Arkansas                      Property, Casualty (including Workers'
                              Compensation), Surety and Marine

California                    Fire, Marine, Surety, Disability, Plate Glass,
                              Liability, Workers' Compensation, Common Carrier
                              Liability, Boiler and Machinery, Burglary, Credit,
                              Sprinkler, Team and Vehicle, Automobile, Aircraft and Miscellaneous

Colorado General Property, Credit (Casualty, Accident & Health), Fidelity and Surety, Motor Vehicle (Property), Workers' Compensation, Crop, General Casualty, Motor Vehicle (Casualty), Professional Malpractice

Connecticut                   Liability other than Auto (B.I. and P.D.), Auto
                              Liability (B.I. and P.D.), Auto Physical Damage

Delaware Property, Surety, Marine & Transportation, Casualty (including: Vehicle, Liability, Burglary & Theft, Personal Property Floater, Glass, Boiler & Machinery, Credit, Workers' Compensation & Employers' Liability, Leakage & Fire Extinguisher Equipment, Malpractice, Elevator, Congenital Defects, Livestock, Entertainments and Miscellaneous

District of Columbia          Aircraft (all Perils), Allied Lines, Boiler and
                              Machinery, Burglary and Theft, Commercial Auto
                              No-fault (PIP), Commercial Auto Physical Damage,
                              Commercial Multiple Peril (Non-Liability),
                              Earthquake, Farmowners Multiple Peril, Fidelity,
                              Fire, Glass, Homeowners Multiple Peril, Inland
                              Marine, Liability-Claims Made, Medical
                              Malpractice-Claims Mad, Medical
                              Malpractice-Occurrence, Ocean Marine, Other
                              Liability-Occurrence, Private Passenger Auto
                              No-fault (PIP), Private Passenger Auto Physical
                              Damage, Products Liability, Property and Casualty,
                              Surety, Workers' Compensation

Florida Fire, Allied Lines, Farmowners Multi Peril, Homeowners Multi Peril, Commercial Multi Peril, Inland Marine, Earthquake, Workers; Compensation, Other Liability, Private Passenger Auto Liability, Commercial Auto Liability, Private Passenger Auto Physical Damage, Commercial Auto Physical Damage, Glass, Burglary and Theft, Boiler and Machinery, Industrial Fire, Industrial Extended Coverage

Georgia Property, Marine and Transportation, Casualty (including Workers' Compensation), Surety

Hawaii Accident and Health or Sickness, Casualty, Marine, Property, Surety, Vehicle

Idaho Casualty (including Workers' Compensation), Surety, Marine and Transportation, Property

Illinois Class 2 - Casualty, Fidelity, Surety (Accident and Health, Vehicle, Liability, Workers' Compensation, Burglary and Forgery, Glass, Fidelity and Surety, Miscellaneous, Other Casualty Risks, Contingent Losses Livestock and Domestic Animals, Legal Expense Insurance)

                              Class 3 - Fire, Marine, Etc. (Fire, Elements, War, Riot and Explosion, Marine and Transportation, Vehicle, Property Damage, Sprinkler Leakage and Crop, Other Fire and Marine Risks, Contingent Losses, Legal Expense Insurance

Indiana Class 2 - Employer's Liability, Burglary & Theft, Glass, Boiler & Machinery, Motor Vehicle, Water Damage, Liability, Credit, Fidelity and Surety (excluding bail bonds), Miscellaneous, Legal Expenses

                              Class 3 - Property, Crops, Leakage and Fire
                              Extinguisher Equipment, Inland Marine

Iowa Fire, Extended Coverage, Other Allied Lines, Homeowners Multiple Peril (incl. B.I.), Commercial Multiple Peril, Earthquake, Growing Crops, Ocean Marine, Inland Marine, Accident Only (Individual), Accident and Health (Individual), Hospital and Medical Expense (Individual), Group Accident and Health, Non-Cancellable Accident and Health, Workers' Compensation, Liability other than Auto (B.I.), Liability other than Auto (P.D.), Auto Liability (B.I.), Auto Liability (P.D.), Auto Physical Damage, Aircraft Physical Damage, Fidelity, Surety, Glass, Burglary and Theft, Boiler and Machinery

Kansas                        Eligible Non-Admitted insurer

Kentucky                      Property, Surety, Casualty (no limitations)

Louisiana                     Vehicle, Liability, Homeowners, Fire and Extended
                              Coverage

Maryland Casualty (not including Vehicle Liability, Mortgage Guaranty & Workers' Compensation), Marine, Wet Marine and Transportation, Property and Marine (excluding Wet Marine and Transportation), Surety, Vehicle Liability, Workers' Compensation

Massachusetts                 Fire, Inland Marine Only, Boiler, Workers'
                              Compensation, Auto Liability, Glass, Water Damage and Sprinkler Leakage, Elevator Property Damage and Collision, Burglary, Robbery, Theft,
                              Repair-Replacement, Stock Companies (Extension of
                              Coverage), Comprehensive M.V. & Aircraft, Personal
                              Property Floater, Dwellings, Commercial Property

Michigan                      Property, Ocean Marine, Inland Marine, Casualty:
                              Steam Boiler, Flywheel & Machinery, Casualty:
                              Liability, Casualty: Workers' Compensation,
                              Casualty: Automobile, Casualty: Plate Glass,
                              Casualty: Sprinkler & Water Damage, Casualty:
                              Burglary and Theft, Casualty: Livestock, Casualty:
                              Malpractice, Casualty: Misc-Other, Disability coverage supplemental to Auto Insurance, Surety & Fidelity

Mississippi                   Fire and Allied Lines, Industrial Fire,
                              Casualty/Liability, Fidelity, Surety, Workers'
                              Compensation, Boiler and Machinery, Plate Glass,
                              Trip Accident and Baggage, Inland Marine, Ocean
                              Marine, Accident & Health, Legal, Auto Phy.
                              Damage/Liab, Aircraft, Home/Farm Owners

Missouri                      Liability, Miscellaneous, Property

Montana                       Property, Casualty, Surety, Marine

Nebraska Property Insurance, Credit Property, Glass Insurance, Burglary and Theft Insurance Boiler and machinery Insurance, Liability Insurance, Workers' Comp. and Employer's Liability, Vehicle Insurance, Fidelity Insurance, Surety Insurance, Credit Insurance, Marine Insurance, Miscellaneous Insurance

Nevada Property, Surety, Marine and Transportation, Casualty (including Workmen's Compensation)

New Hampshire                 Restricted to Servicing Existing Business Only,
                              Limited to Reinsurance (Accident & Health,
                              Property & Casualty)

New Jersey                    Fire and Allied Lines, Earthquake, Growing Crops,
                              Ocean Marine, Inland Marine, Workers' Compensation
                              & Employers' Liability, Automobile Liability (BI),
                              Automobile Liability (PD), Automobile Physical
                              Damage, Aircraft Physical Damage, Other Liability,
                              Boiler & Machinery, Fidelity & Surety, Credit,
                              Burglary & Theft, Glass, Sprinkler Leakage & Water
                              Damage, Livestock, Smoke or Smudge, Physical Loss to Buildings, Radioactive Contamination,
                              Mechanical Breakdown/Power Failure

New Mexico                    Property, Marine and Transportation, Casualty,
                              Surety, Vehicle

New York Accident and Health, Fire, Miscellaneous Property, Water Damage, Burglary and Theft, Glass, Boiler and Machinery, Elevator, Animal, Collision, Personal Injury Liability, Property Damage Liability, Workers' Compensation and Employer's Liability, Fidelity and Surety, Credit, Motor Vehicle and Aircraft Physical Damage, Marine and Inland Marine, Marine Protection and Indemnity Insurance

North Carolina                Fire Insurance: Fire, Miscellaneous Property
                              (extended coverage and growing crops), Water
                              Damage (including sprinkler leakage - Commercial &
                              Residential), Burglary and Theft, Glass, Marine
                              (Inland and Ocean)

                              Casualty Insurance: Boiler and Machinery,
                              Elevator, Animal, Collision (Automobile and
                              Other), Personal Injury Liability (Automobile and Other), Property Damage Liability (Automobile and Other), Motor Vehicle and Aircraft (Property Damage, Fire, Theft, Compensation, Collision), Marine Protections and Indemnity, Miscellaneous (Aircraft Voluntary Settlement, Hole-in-One)

North Dakota                  Casualty, Property

Ohio Aircraft, Allied Lines, Boiler & Machinery, Burglary & Theft, Commercial Auto - Liability, Commercial Auto - No Fault, Commercial Auto - Phys. Damage, Credit, Earthquake, Fidelity, Financial Guaranty, Fire, Glass, Inland Marine, Medical Malpractice, Multiple Peril - Commercial, Multiple Peril - Farmowners, Multiple Peril - Homeowners, Ocean Marine, Other Liability, Private Passenger Auto - Liability, Private Passenger Auto-Other, Private Passenger - Phys. Damage, Surety, Workers' Compensation

Oklahoma                      Property, Casualty, Marine, Surety, Workers' Comp.

Oregon Property, Casualty (including Workers' Compensation), Marine and Transportation, Surety

Pennsylvania                  Auto Liability, Burglary and Theft, Elevator,
                              Glass, Livestock, Ocean Marine, Personal Property
                              Floater, Water Damage, Boiler & Machinery, Credit,
                              Fidelity and Surety, Inland Marine and Physical
                              Damage, Mine and Machinery, Other Liability,
                              Property and Allied Lines, Worker's Compensation

Rhode Island                  All line of insurance except life, annuities,
                              accident & health, title and mortgage guaranty

South Carolina                Property, Casualty

South Dakota Fire & Allied Lines, Inland & Ocean Marine, Worker's Compensation, Bodily Injury (No Auto), Property Damage (No Auto), Bodily Injury (Auto), Property Damage (Auto), Physical Damage (Auto), Fidelity & Surety Bonds, Glass, Burglary & Theft, Boiler & Machinery, Aircraft, Credit (Mortgage Guaranty), Crop Hail, Livestock

Texas Air Physical Damage, Aircraft Liability, Allied Coverages, Auto Liability, Auto Physical Damage, Boiler & Machinery, Burglary & Theft, Credit, Employers' Liability, Fidelity & Surety, Fire, Forgery, Glass, Hail, Inland Marine, Liability Other, Livestock, Ocean Marine, Pre-Paid Legal Services, Rain, Reinsurance - all lines, W.C. Empl. Liability

Utah                          Property, Surety, Liability (including veh., excl.
                              dis), Marine & Transport, Workers' Compensation, Vehicle Liability

Virginia Fire, Miscellaneous Property, Homeowners Multiple Peril, Commercial Multiple Peril, Inland Marine, Liability Other than Auto, Automobile Liability, Automobile Physical Damage, Boiler & Machinery

Washington                    Property, Marine and Transportation, Vehicle,
                              General Casualty, Surety

West Virginia                 Fire, Marine, Casualty, Surety

Wisconsin                     Fire, Inland Marine, and other Property Insurance,
                              Ocean Marine Insurance, Liability and Incidental
                              Medical Expense Insurance, Automobile and Aircraft
                              Insurance, Fidelity Insurance, Surety Insurance,
                              Miscellaneous

Virgin Islands                Property and Casualty

                       HUDSON SPECIALTY INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY


STATE                               LINES AUTHORIZED TO WRITE
-----                               -------------------------

New York Accident and Health, Fire, Miscellaneous Property, Water Damage, Burglary and Theft, Glass, Boiler and Machinery, Elevator, Animal, Collision, Personal Injury Liability, Property Damage Liability, Workers' Compensation and Employers' Liability, Fidelity and Surety, Credit, Motor Vehicle and Aircraft Physical Damage, Marine and Inland Marine and Marine Protection and Indemnity Insurance

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS


1. During the second quarter of 2004, Odyssey America pledged Pound Sterling 110 million of U.S. treasury notes and placed them on deposit at Lloyd's of London on behalf of Advent Capital (Holdings) PLC ("Advent"). Advent is 46.8% owned by Fairfax Financial , including 15.0% by ORH (7.51% by Odyssey America and 7.51% by Clearwater). Odyssey America retains the right to withdraw the funds at Lloyd's at any time upon 180 days advance written notice. The placement of funds at Lloyd's will automatically terminate effective December 31, 2008.

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS


Guarantees

1. Clearwater agreed to allow Ranger Insurance Company ("Ranger"), a subsidiary of Fairfax, to attach an assumption of liability endorsement to Ranger's policies issued from July 1, 1999 to April 30, 2004 where required. Clearwater has terminated the agreement effective April 30, 2004. Clearwater remains liable for any losses occurring prior to the effective date of the termination, pursuant to the terms of the endorsements. While Clearwater's potential exposure in connection with these endorsements is not reasonably quantifiable at this time, Clearwater deems it to be immaterial, as Fairfax has agreed to indemnify Clearwater for any obligation under this agreement. Clearwater anticipates that Ranger will meet all of its obligations in the normal course of business, and Clearwater does not anticipate making any payments under this guarantee that would require Clearwater to utilize the indemnification from Fairfax.

2. As of July 14, 2000, Odyssey America agreed to guarantee the performance of all of the insurance and reinsurance contract obligations, whether incurred before or after the agreement, of Compagnie Transcontinentale de Reassurance ("CTR"), an affiliate, in the event CTR became insolvent and CTR was not otherwise indemnified under its guarantee agreement with a Fairfax affiliate. This guarantee was entered into as part of the redeployment of CTR's business to Odyssey America and was terminated effective December 31, 2001. While Odyssey America's potential exposure in connection with this guarantee is not reasonably quantifiable at this time, Odyssey America deems it to be immaterial, as Fairfax has agreed to indemnify Odyssey America for all obligations under this guarantee.

3. Odyssey America agreed, as of April 1, 2002, to guarantee the prompt payment of all of the insurance contract obligations, whether incurred before or after the agreement, of Falcon Insurance Company (Hong Kong) Limited, an affiliate, in the event that Falcon becomes insolvent. Fairfax has agreed to indemnify Odyssey America for any obligation under this agreement. Odyssey America anticipates that Falcon will meet all of its obligations in the normal course of business and does not anticipate making any payments under this guarantee that will require Odyssey America to utilize the indemnification from Fairfax.

4. In January 2004, in conjunction with the purchase by its subsidiary (O.R.E Holdings) of a 45% interest in Cheran Enterprises Private Limited ("CEPL"), an Indian limited liability company, Odyssey America agreed to provide a guarantee on behalf of CEPL to facilitate CEPL's establishment of a credit facility in the amount of US$65 million. The guarantee is conditioned upon a pledge in favor of Odyssey America by the other shareholders of CEPL of assets with an aggregate value 1.5 times the amount of the guarantee. CEPL is in the final stages of arranging the credit facility under which it will borrow. In an interim step, US$17 million was loaned in August 2004 by Odyssey America to a downstream affiliate of CEPL, which amount will be fully repaid upon receipt by CEPL of the borrowed funds. Under the currently proposed terms, the lender will have primary recourse against Odyssey America, with a secondary recourse to Odyssey Re Holdings Corp., under the guarantee. The credit facility will have an initial term of 18 months with an extension for an additional 12 months. The guarantee is coterminous with the credit facility.

5. Odyssey Re Holdings Corp. has guaranteed the obligations of Odyssey America as tenant under the Third Amended and Modified Office Lease Agreement made as of September 13, 2004 between First Stamford Place L.L.C. and Merrifield First Stamford L.L.C. and Odyssey America, with respect to Odyssey America's headquarters at 300 First Stamford Place in Stamford, Connecticut. As of October 1, 2004, the present value of Odyssey America's remaining lease obligation subject to the guarantee by Odyssey Re Holdings Corp. is $36.801 million, assuming a 7% discount rate. The lease term ends on September 30, 2022.

6.     Cross-reference is made to the letters of credit listed on Schedule 5.05.

                                                                   SCHEDULE 7.07

                          TRANSACTIONS WITH AFFILIATES


1.     Cross-reference is made to the matters disclosed on Schedules 5.18(b),
       7.01 and 7.03.

2. Odyssey America owns 97.7% of the shares of First Capital Insurance Limited (Singapore). These shares, valued at approximately $35 million, are expected to be transferred to Fairfax Asia Limited, a Barbados company that is an affiliate ("Fairfax Asia"), in exchange for Fairfax Asia shares of equal value. The transaction is expected to be completed in 2004.

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE;
                          CERTAIN ADDRESSES FOR NOTICES

ODYSSEY RE HOLDINGS CORP.:
140 Broadway, 39th Floor
New York, NY 10005
telephone: (212) 978-4700
facsimile: (203) 940-8183
Attention: Charles D. Troiano, Chief Financial Officer
e-mail: ctroiano@odysseyre.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
1850 Gateway Boulevard
Mail Code:  CA4-705-05-11
Concord, California 94520
Attention:  Tina F. Obcena
Telephone:  925-675-8768
Telecopier:  888-969-9246
Electronic Mail:  tina.obcena@bankofamerica.com

Payment Instruction
Bank of America, N.A.
ABA # 111000012
A/C Name:  Credit Services
Account No.:  375 083 6479
Attn:  Tina Obcena
Ref:  Odyssey Re Holdings Corp

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code:   CA5-701-05-19
San Francisco, California 94103
Attention:  Aamir Saleem
Telephone:  415-436-2769
Telecopier:  415-503-5089
Electronic Mail:  aamir.saleem@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:      Sandra Leon
                Vice President
Telephone:   213.345.5231
Telecopier:  213.345.6694
Electronic Mail:  Sandra.Leon@bankofamerica.com

                                                                       EXHIBIT A

                          FORM OF REVOLVING LOAN NOTICE

                                                        Date:            ,
                                                              -----------  -----

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of September 27, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Odyssey Re Holdings Corp., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The undersigned hereby requests (select one):

         [ ]  A Borrowing of Revolving Loans
         [ ]  A conversion or continuation of Loans

         1.       On                                           (a Business Day).
                     ------------------------------------------

         2.       In the amount of $                                   .
                                    -----------------------------------

         3.       Comprised of                                         .
                               ----------------------------------------
                           [Type of Revolving Loan requested]

         4.       For Eurodollar Rate Loans:  with an Interest Period of
_______ months.

         The Revolving Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

                                            ODYSSEY RE HOLDINGS CORP.

                                            By:
                                                 -------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                 -------------------------------


                                     A-1-1

                                                                       EXHIBIT B

                             FORM OF REVOLVING NOTE

                                                                  --------------

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 27, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                            ODYSSEY RE HOLDINGS CORP.

                                            By:
                                                 -------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                 -------------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                         AMOUNT OF            OUTSTANDING
                                                        END OF          PRINCIPAL OR           PRINCIPAL
                    TYPE OF          AMOUNT OF         INTEREST         INTEREST PAID           BALANCE           NOTATION
      DATE         LOAN MADE         LOAN MADE          PERIOD            THIS DATE            THIS DATE          MADE BY
--------------------------------------------------------------------------------------------------------------------------

-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------   ---------------   --------------   -------------------   -----------------   -----------
-------------   ---------------                     --------------

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                           Financial Statement Date:____________

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of September 27, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Odyssey Re Holdings Corp, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________________ of the Borrower,
and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

                [Use following paragraph 1 for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

                [Use following paragraph 1 for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4.   The representations and warranties of the Borrower contained in
Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and
(b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section
6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5.   The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, ________.

                                            ODYSSEY RE HOLDINGS CORP.

                                            By:
                                                 -------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                 -------------------------------

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.    SECTION 7.14 (a) -- MAXIMUM TOTAL DEBT TO CAPITALIZATION RATIO.

      A.    Consolidated Indebtedness at Statement Date

            1. Aggregate amount of all Indebtedness of the Borrower and its Subsidiaries (excluding the aggregate amount of Convertible
                  Debt ):

                  (a)   all obligations of the Borrower and its Subsidiaries for      $
                        borrowed money and all obligations of the Borrower and
                        its Subsidiaries evidenced by bonds, debentures, notes,
                        loan agreements or other similar instruments:

                  (b)   all direct or contingent obligations of the Borrower and      $
                        its Subsidiaries arising under letters of credit
                        (including standby and commercial), bankers'
                        acceptances, bank guaranties, surety bonds and similar
                        instruments:

                  (c)   net obligations of the Borrower and its Subsidiaries          $
                        under any Swap Contract:

                  (d)   all obligations of the Borrower and its Subsidiaries to       $
                        pay the deferred purchase price of property or services
                        (other than trade accounts payable in the ordinary
                        course of business and, in each case, not past due for
                        more than 60 days after the date on which such trade
                        account payable was created):

                  (e)   indebtedness (excluding prepaid interest thereon)             $
                        secured by a Lien on property owned or being purchased
                        by the Borrower and its Subsidiaries (including
                        indebtedness arising under conditional sales or other
                        title retention agreements), whether or not such
                        indebtedness shall have been assumed by the Borrower and
                        its Subsidiaries or is limited in recourse:

                  (f)   capital leases and Synthetic Lease Obligations:               $

                                       3

                  (g)   all obligations of the Borrower and its Subsidiaries to      $
                        purchase, redeem, retire, defease or otherwise make any
                        payment in respect of any Equity Interest in the
                        Borrower and its Subsidiaries or any other Person,
                        valued, in the case of a redeemable preferred interest,
                        at the greater of its voluntary or involuntary
                        liquidation preference plus accrued and unpaid
                        dividends:

                  (h)   all Guarantees of the Borrower and its Subsidiaries in       $
                        respect of any of the foregoing; provided, however, for
                        purposes of calculating the Total Debt to Capitalization
                        Ratio, only the amount of any outstanding claim against
                        any of the Guarantees set forth in items 1, 2 and 3 on
                        Schedule 7.03 which has not been indemnified and paid by
                        Fairfax within 10 days after such claim is made against
                        any of such Guarantees shall be included in the
                        calculation of Consolidated Indebtedness:

                  (i)   Aggregate amount of Convertible Debt                         $

                  (j)   Total (Lines I.A.1.(a) + (b) + (c) + (d) + (e) + (f) +       $
                        (g) + (h) - (i))

      B.    Consolidated Net Worth at Statement Date

            1.    Net worth of the Borrower and its Subsidiaries, determined on      $
                  a consolidated basis in accordance with GAAP but excluding any preferred stock or other class of Equity Interest that, by its stated terms (or by the terms of any class of Equity Interest issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders
                  thereof, in whole or in part and excluding the effect of
                  Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board:

      C.    Total Debt to Capitalization Ratio (Line I.A.1.(j)) / (Line
            I.A.1.(j) + Line I.B.1):

      D.    Maximum:                                                                 0.30 to 1.00


II.   SECTION 7.14 (b) -- MINIMUM STATUTORY SURPLUS.

      A. Total amount shown as "surplus as regards policyholders" on line 35, column 1, page 3 of the Annual Statement of OARC:

      B.    Minimum:                                                                 $1,000,000,000

III.  SECTION 7.14 (c) -- MINIMUM RISK-BASED CAPITAL.

      A.    "Total adjusted capital" (within the meaning of the Risk-Based           $
            Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of OARC:

      B.    "Authorized Control Level Risk-Based Capital" (within the meaning of     $
            the Model Act) of OARC:

      C.    Risk-Based Capital (Line III.A) / (2 x Line III.B.):                     ___%

      D.    Minimum:                                                                 150%

IV.   SECTION 7.01 (l) -- LIENS.

      A.    Aggregate amount of Liens (other than Liens specified in clauses (a)     $
            through (k) of Section 7.01) on other than stock of any Insurance
            Subsidiary securing Obligations of the Borrower and its
            Subsidiaries:

      B.    Maximum aggregate amount at any time outstanding:                        $10,000,000

V.    SECTION 7.05 (b) -- RESTRICTED PAYMENTS.

      A.    Aggregate amount of dividends, payments, distributions,                  $
            acquisitions, purchases, retirements or redemptions made by the
            Borrower during any fiscal year:

      B.    20% of Consolidated Net Income for such fiscal year:                     $

      C.    50% of Consolidated Net Worth at end of such fiscal year:                $

      D.    Maximum (the lesser of Line V.B. and Line V.C):                          $

      E.    Maximum aggregate amount of dividends and distributions to Fairfax       $20,000,000
            during any fiscal year:

                                                                       EXHIBIT D

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:              ______________________________

2.       Assignee:              ______________________________ [and is an
                                Affiliate/Approved Fund of [identify Lender](1)]

3.       Borrower(s):           Odyssey Re Holdings Corp.

4.       Administrative Agent:  Bank of America, N.A., as the administrative agent under the Credit Agreement







---------------------------
(1)  Select as applicable.

5.       Credit Agreement:      The Credit Agreement, dated as of September 27,
                                2004 among Odyssey Re Holdings Corp., the
                                Lenders parties thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

6.       Assigned Interest:

                                 Aggregate
                                 Amount of                 Amount of           Percentage
        Facility                Commitment                Commitment           Assigned of              CUSIP
       Assigned(2)           For all Lenders*              Assigned*          Commitment(3)             Number
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
               (4)             $                        $                                     %
----------------------------------------------------------------------------------------------------------------------
                               $                        $                                     %
----------------------------------------------------------------------------------------------------------------------
                               $                        $                                     %
----------------------------------------------------------------------------------------------------------------------

7.       [Trade Date:   __________________](5)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]




---------------------------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Revolving Credit Agreement", "Term Loan Commitment", etc.).

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]


                                    By:
                                       -----------------------------------------
                                       Title:


                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]


                                    By:
                                       -----------------------------------------
                                       Title:


[Consented to and](6) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent


By:
   ----------------------------------------
    Title:

[Consented to:](7)


By:
   ----------------------------------------
   Title:


---------------------------
(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(7) To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION


                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.     Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                 REVOLVING NOTE

$35,000,000.00                                               September ___, 2004

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) or such less principal amount of Loans (as defined in such Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of September ___, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP

                                        By:     /s/ Charles D. Troiano

                                        Name:   Charles D. Troiano

                                        Title:  Executive Vice President &
                                                Chief Financial Officer

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                    AMOUNT OF
                                                                    PRINCIPAL        OUTSTANDING
                                                       END OF      OR INTEREST        PRINCIPAL
                 TYPE OF            AMOUNT OF         INTEREST      PAID THIS          BALANCE           NOTATION
  DATE          LOAN MADE           LOAN MADE          PERIOD          DATE           THIS DATE          MADE BY
-------------------------------------------------------------------------------------------------------------------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------                           --------

                                 REVOLVING NOTE

$25,000,000.00                                               September ___, 2004

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to JPMORGAN CHASE BANK or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or such less principal amount of Loans (as defined in such Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of September ___, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP

                                        By:     /s/ Charles D. Troiano

                                        Name:   Charles D. Troiano

                                        Title:  Executive Vice President &
                                                Chief Financial Officer

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                    AMOUNT OF
                                                                    PRINCIPAL        OUTSTANDING
                                                       END OF      OR INTEREST        PRINCIPAL
                 TYPE OF            AMOUNT OF         INTEREST      PAID THIS          BALANCE           NOTATION
  DATE          LOAN MADE           LOAN MADE          PERIOD          DATE           THIS DATE          MADE BY
-------------------------------------------------------------------------------------------------------------------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------                           --------

                                 REVOLVING NOTE

$20,000,000.00                                               September ___, 2004

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to CITIZENS NATIONAL BANK or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) or such lesser principal amount of Loans (as defined in such Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of September ___, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP

                                        By:     /s/ Charles D. Troiano

                                        Name:   Charles D. Troiano

                                        Title:  Executive Vice President &
                                                Chief Financial Officer

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                    AMOUNT OF
                                                                    PRINCIPAL        OUTSTANDING
                                                       END OF      OR INTEREST        PRINCIPAL
                 TYPE OF            AMOUNT OF         INTEREST      PAID THIS          BALANCE           NOTATION
  DATE          LOAN MADE           LOAN MADE          PERIOD          DATE           THIS DATE          MADE BY
-------------------------------------------------------------------------------------------------------------------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------                           --------

                                 REVOLVING NOTE

$10,000,000.00                                               September ___, 2004

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to PNC BANK or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or such lesser principal amount of Loans (as defined in such Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of September ___, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP

                                        By:     /s/ Charles D. Troiano

                                        Name:   Charles D. Troiano

                                        Title:  Executive Vice President &
                                                Chief Financial Officer

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                    AMOUNT OF
                                                                    PRINCIPAL        OUTSTANDING
                                                       END OF      OR INTEREST        PRINCIPAL
                 TYPE OF            AMOUNT OF         INTEREST      PAID THIS          BALANCE           NOTATION
  DATE          LOAN MADE           LOAN MADE          PERIOD          DATE           THIS DATE          MADE BY
-------------------------------------------------------------------------------------------------------------------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------         ----------        --------       --------        -----------         --------
 -------         ----------                           --------